Exhibit 10.1

Published CUSIP Number: ________________

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 27, 2012

among

FRANKLIN STREET PROPERTIES CORP.
AND CERTAIN WHOLLY-OWNED SUBSIDIARIES,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

successor by merger to, Banc of America Securities LLC

as Sole Bookrunner and Sole Lead Arranger,

RBS CITIZENS, NATIONAL ASSOCIATION

as Syndication Agent

REGIONS BANK

as Syndication Agent

BANK OF MONTREAL

as Syndication Agent

BBVA COMPASS

as Documentation Agent

PNC BANK, NATIONAL ASSOCIATION

as Documentation Agent

ARTICLE V. REPRESENTATIONS AND WARRANTIES		53

5.01	Existence, Qualification and Power	53
5.02	Authorization; No Contravention	53
5.03	Governmental Authorization; Other Consents	53
5.04	Binding Effect	53
5.05	Financial Statements; No Material Adverse Effect	53
5.06	Litigation	54
5.07	No Default	54
5.08	Ownership of Property; Liens	54
5.09	Environmental Compliance	54
5.10	Insurance	54
5.11	Taxes	54
5.12	ERISA Compliance	55
5.13	Subsidiaries; Other Equity Investments	55
5.14	Margin Regulations; Investment Company Act	56
5.15	Disclosure	56
5.16	Compliance with Laws	56
5.17	Taxpayer Identification Number	56
5.18	Reserved	56
5.19	REIT Status	56
5.20	Solvency	56
5.21	Unencumbered Asset Pool Properties	56

ARTICLE VI. AFFIRMATIVE COVENANTS		57

6.01	Financial Statements	57
6.02	Certificates; Other Information	58
6.03	Notices	59
6.04	Payment of Taxes	60
6.05	Preservation of Existence, Etc	60
6.06	Maintenance of Properties	60
6.07	Maintenance of Insurance	60
6.08	Compliance with Laws	60
6.09	Books and Records	60
6.10	Inspection Rights	60
6.11	Use of Proceeds	60
6.12	Additional Borrowers	61
6.13	REIT Status	62
6.14	Reserved	62
6.15	Material Contracts	62
6.16	Further Assurances	62

ARTICLE VII. NEGATIVE COVENANTS		62

7.01	Liens	63
7.02	Investments	63
7.03	Indebtedness	63
7.04	Fundamental Changes	63
7.05	Dispositions	64
7.06	Reserved	64
7.07	Change in Nature of Business	64
7.08	Transactions with Affiliates	64
7.09	Burdensome Agreements	64

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7.10	Use of Proceeds	65
7.11	Financial Covenants	65
7.12	Organizational Documents	65
7.13	Reserved	65
7.14	Sale Leasebacks	66
7.15	Prepayments of Indebtedness	66
7.16	Changes in Accounting	66

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		66

8.01	Events of Default	66
8.02	Remedies Upon Event of Default	68
8.03	Application of Funds	68

ARTICLE IX. ADMINISTRATIVE AGENT		69

9.01	Appointment and Authority	69
9.02	Rights as a Lender	69
9.03	Exculpatory Provisions	69
9.04	Reliance by Administrative Agent	70
9.05	Delegation of Duties	70
9.06	Resignation of Administrative Agent	70
9.07	Non-Reliance on Administrative Agent and Other Lenders	71
9.08	No Other Duties, Etc	71
9.09	Administrative Agent May File Proofs of Claim	71
9.10	Release from Obligations under Loan Documents	72

ARTICLE X. MISCELLANEOUS		72

10.01	Amendments, Etc	72
10.02	Notices; Effectiveness; Electronic Communication	73
10.03	No Waiver; Cumulative Remedies; Enforcement	74
10.04	Expenses; Indemnity; Damage Waiver	75
10.05	Payments Set Aside	76
10.06	Successors and Assigns	76
10.07	Treatment of Certain Information; Confidentiality	79
10.08	Right of Setoff	80
10.09	Interest Rate Limitation	80
10.10	Counterparts; Integration; Effectiveness	81
10.11	Survival of Representations and Warranties	81
10.12	Severability	81
10.13	Replacement of Lenders	81
10.14	Governing Law; Jurisdiction; Etc	82
10.15	Waiver of Jury Trial	82
10.16	No Advisory or Fiduciary Responsibility	83
10.17	Electronic Execution of Assignments and Certain Other Documents	83
10.18	USA PATRIOT Act	83
10.19	Time of the Essence	83
10.20	ENTIRE AGREEMENT	83

SIGNATURES		S-1
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SCHEDULES
1	Borrower Entities
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.09	Environmental Disclosure Items
5.12(d)	Pension Plan Obligations
5.13	Subsidiaries; Other Equity Investments
5.21	Unencumbered Asset Pool Properties
7.02(g)	Investments
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices
10.06(b)(v)	Competitors of Borrower

EXHIBITS
Form of
A	Committed Loan Notice
B	Opinion Matters
C	Swing Line Loan Notice
D-1	Revolver Note
D-2	Term Note
E-1	Compliance Certificate
E-2	Pro Forma Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Joinder
H	Certificate to Accompany Request for Credit Extension

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of September 27, 2012 among FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (“FSP”), together with those certain Material Subsidiaries of FSP listed on Schedule 1 attached hereto (as the same may be amended from time to time in accordance with the terms of this Agreement) (individually and collectively, the “Borrower”) each lender from time to time party hereto either as a result of such party’s execution of this Agreement as a “Lender” as of the date hereof or as a result of such party being made a “Lender” hereunder by virtue of an executed Assignment and Assumption (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

A.      The Borrower, Bank of America, N.A., as administrative agent, and certain Lenders are parties to a Credit Agreement dated as of February 22, 2011 as amended by a First Amendment to Credit Agreement dated May 19, 2011 (the “Original Credit Agreement”), which Original Credit Agreement provides, among other things, for revolving loans to be made by the Lenders to the Borrower and letters of credit to be issued by the issuing lender thereunder in an aggregate principal amount not exceeding $600,000,000.00.

B.       The parties hereto have requested that the Original Credit Agreement be amended and restated in its entirety to provide, among other things, for revolving loans to be made in an aggregate principal amount not exceeding $500,000,000.00 and a term loan to be made in a principal amount not exceeding $400,000,000.00.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Credit Agreement in its entirety effective as of the date hereof to read as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01      Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted EBITDA” means, for the most recently ended fiscal quarter of FSP, EBITDA of the Consolidated Parties less Capital Reserves for all Properties for such period.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Aggregate Commitments” means the aggregate at any one time of: (i) the Aggregate Revolver Commitments; and (ii) the Aggregate Term Commitments.

“Aggregate Revolver Commitments” means the Commitments of all the Lenders (including any Defaulting Lender) to make the Revolver Committed Loans, as adjusted from time to time in accordance with the terms of this Agreement. The Aggregate Revolver Commitments as of the Closing Date shall be $500,000,000. The Aggregate Revolver Commitments may increase in accordance with Section 2.16

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“Aggregate Term Commitments” means the Commitments of all the Lenders (including any Defaulting Lender), to make the Term Loan. The Aggregate Term Commitments as of the Closing Date shall be $400,000,000.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means (i) with respect to any Revolver Committed Loans, Swing Line Loans and L/C Obligations and determinations made pursuant to this Agreement in respect thereof, the Applicable Revolver Percentage of any Lender and (ii) with respect to any Term Committed Loans and determinations made pursuant to this Agreement in respect thereof, the Applicable Term Loan Percentage of any Lender.

“Applicable Revolver Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolver Commitments represented by such Lender’s Revolver Commitment at such time, subject to adjustment as provided in this Agreement, including without limitation, in Section 2.18. If the commitment of each Lender to make Revolver Committed Loans and Swing Line Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolver Commitments have expired, then the Applicable Revolver Percentage of each Lender shall be determined based on the Applicable Revolver Percentage of such Lender most recently in effect, giving effect to any subsequent assignments permitted hereunder. The initial Applicable Revolver Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Term Loan Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Term Commitments represented by such Lender’s Term Loan Commitment at such time, subject to adjustment as provided in this Agreement, including without limitation, in Section 2.18. If the commitment of each Lender to make Term Committed Loans have been terminated pursuant to Section 8.02 or if the Aggregate Term Commitments have expired, then the Applicable Term Loan Percentage of each Lender shall be determined based on the Applicable Term Loan Percentage of such Lender most recently in effect, giving effect to any subsequent assignments permitted hereunder. The initial Applicable Term Loan Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 6.02(a):

Level	Leverage Ratio	Eurodollar Rate Margin and Letters of Credit	Base Rate Margin	Facility Fee
I	< 25%	135.0 bps	35.0 bps	20.0 bps
II	> 25% and < 35%	140.0 bps	40.0 bps	25.0 bps
III	> 35% and < 45%	145.0 bps	45.0 bps	30.0 bps
IV	> 45% and < 55%	165.0 bps	65.0 bps	35.0 bps
V	> 55%	190.0 bps	90.0 bps	40.0 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b)(i); provided, however, that if a Compliance Certificate is not delivered within ten (10) days after it was due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the date of the next change in the Applicable Rate pursuant to the preceding sentence shall be determined based upon Pricing Level 1.

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If the Borrower receives a Credit Rating from either S&P or Moody’s, then at any time thereafter, upon written notice to the Administrative Agent, the Borrower may irrevocably elect that at all times thereafter, the Applicable Rate and the Facility Fee with respect to the Loans be determined based on the Borrower’s Credit Rating pursuant to the following grid:

Level	Credit Rating	Eurodollar Rate Margin and Letters of Credit	Base Rate Margin	Facility Fee
I	A-/A3 (or higher)	100.0 bps	0.0 bps	15.0 bps
II	BBB+/Baa1	105.0 bps	5.0 bps	20.0 bps
III	BBB/Baa2	120.0 bps	20.0 bps	25.0 bps
IV	BBB-/Baa3	145.0 bps	45.00 bps	30.0 bps
V	<BBB-/Baa3	185.0 bps	85.0bps	40.0 bps

During any period that the Borrower has two Credit Ratings that are not equivalent, then the Applicable Rate and the Facility Fee will be determined based on the higher rating. During any period that the Borrower only has one Credit Rating, then the Applicable Rate and the Facility Fee will be determined based on that Credit Rating. During any period after the Borrower’s election described in the preceding paragraph, that the Borrower has no Credit Rating, then Applicable Rate and the Facility Fee will be determined based on Level V of the grid immediately above. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following such change.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means MLPF&S in its capacity as sole bookrunner and sole lead arranger.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and their Subsidiaries for the fiscal year ended December 31, 2011 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and their Subsidiaries, including the notes thereto.

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“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolver Maturity Date, (b) the date of termination of the Aggregate Revolver Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, (b) the Federal Funds Rate plus 1/2 of 1% (0.50%), and (c) the Eurodollar Rate for a one-month Interest Period plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto. Sponsored REITs and Excluded Subsidiaries shall not be Borrowers. Each entity comprising the Borrower as of the Closing Date is as described on Schedule 1 and organized under the laws of the states noted therein. The term “Borrower” and Schedule 1 shall be deemed updated with respect to any Persons becoming borrowers pursuant to Section 6.12(a) and each Person released pursuant to Section 6.12(b).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Committed Loan, means any such day that is also a London Banking Day.

“Capitalization Rate” means eight percent (8.0%).

“Capital Reserve” means for any period and with respect to a Property, an amount equal to the product of (i) the gross leaseable area contained in such Property (in square feet), multiplied by (ii) $0.30 per annum.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two (2) years from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank

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(or by the parent company thereof) or any variable rate commercial paper or notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within one (1) year of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $50,000,000 and the portfolios of which invest principally in Investments of the character described in the foregoing subdivisions (a) through (d).

“Certificate to Accompany Request for Credit Extension” means a certificate substantially in the form of Exhibit H.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, promulgation, implementation, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority (including, without limitation, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted or issued). Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change in Law regardless of the date enacted, adopted, implemented or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change in Law regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means: (a) an event or series of related events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of FSP entitled to vote for members of the board of directors or equivalent governing body of FSP on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) an event or series of events by which during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of FSP cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

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“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, its obligation to (a) make Revolver Committed Loans and a Term Committed Loan to the Borrower pursuant to Section 2.01 and Section 2.16, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of a Revolver Committed Loan or a Term Committed Loan and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” or “Committed Loans” means the Revolver Committed Loan and the Term Committed Loan made by the Lenders to the Borrower pursuant to this Agreement, as the context so requires.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.

“Consolidated Parties” means a collective reference to FSP and its consolidated Subsidiaries, as determined in accordance with GAAP; and “Consolidated Party” means any one of them. Sponsored REITS shall be deemed not included as Consolidated Parties under this Agreement and the Loan Documents.

“Contractual Obligation” means, as to any Person, any material provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Committed Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Committed Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

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“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent or the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding set forth in Section 4.02 (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations (unless such writing states that such position is based on such Lender’s determination that a condition precedent to funding in Section 4.02 (which condition precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease (including any ground lease) or other disposition (including any sale and leaseback transaction but excluding any real estate space lease made in a property by a Person in the normal course of such Person’s business operations) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, any assignment or other disposition for collateral or security purposes shall not constitute a Disposition under this Agreement and the other Loan Documents.

“Documentation Agent” means Compass Bank and PNC Bank, National Association., each in its capacity as documentation agent, or any successor documentation agent.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means for the Consolidated Parties, for the most recently ended fiscal quarter of FSP, without duplication, the sum of (a) net income of the Consolidated Parties, in each case, excluding any non recurring or extraordinary gains and losses for such period (but including syndication fees), plus (b) any amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense under GAAP), (ii) income taxes, and (iii) depreciation and amortization, all determined in accordance with GAAP for such period plus (c) the Consolidated Parties’ Equity Percentage of the above attributable to Unconsolidated Affiliates.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued in writing to any Consolidated Party by any Governmental Authority with regard to Releases or noise emissions in violation of Environmental Laws or any other alleged violation of Environmental Laws affecting any Consolidated Party or any of their respective Properties.

“Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, governmental restrictions, rules and judgments, orders or decrees of any Governmental Authority with jurisdiction over the Property of a Consolidated Party relating to pollution and the protection of the environment from contamination by, or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Consolidated Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials on or from the Property of a Consolidated Party, or (c) the release or threatened release of any Hazardous Materials into the environment from a Property of a Consolidated Party.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Percentage” means, with respect to any Person, the aggregate ownership percentage of such Person in each Unconsolidated Affiliate, which shall be calculated as follows: (a) for calculation of Indebtedness or liabilities, such Person’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, or, if greater, the amount or percentage of such items allocated to such Person, or for which such Person is directly or indirectly responsible, pursuant to the terms of the applicable joint venture agreement (or similar governing agreement) or applicable law and (b) for all other purposes, the greater of (i) such Person’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (ii) such Person’s economic ownership interest in the Unconsolidated Affiliate, reflecting such Person’s share of income and expenses of the Unconsolidated Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

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“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Committed Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means: (a) for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Committed Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Committed Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Committed Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch (or if the Administrative Agent has no London Branch, then the London Branch of any major US national banking association reasonably selected by the Administrative Agent) to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Committed Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Committed Loan” means a Committed Loan that bears interest based on clause (a) of the definition of Eurodollar Base Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Commitment” has the meaning specified in Section 2.15(b)(iii).

“Excluded Subsidiary” means, as of any date of determination, (a) any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, (b) any Subsidiary that is an Immaterial Subsidiary, and (c) any Material Subsidiary (i) holding title to assets which are collateral for any Secured Indebtedness of such Subsidiary or which is a Subsidiary that is a single asset entity and has incurred or assumed Nonrecourse Indebtedness; and (ii) which is prohibited from guarantying or otherwise being liable for the Indebtedness of any other person pursuant to (x) any document, instrument or agreement evidencing such Secured Indebtedness or Nonrecourse Indebtedness or (y) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or Nonrecourse Indebtedness; provided, that a Material Subsidiary shall not be released from its obligations as an obligor of the Obligations by virtue of being an Excluded Subsidiary unless Borrower complies with the provisions of Section 6.12(b) of this Agreement.

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“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in addition to or in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or by any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 3.01(e), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a)(ii) or (c) and (e) any Taxes imposed under FATCA.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS or the United States Treasury thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated August 24, 2012, among Borrower, Administrative Agent and Arranger as amended or supplemented from time to time.

“Financeable Ground Lease” means, a ground lease that provides protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (a) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than twenty-five (25) years from the Closing Date, (b) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (c) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason or other protective provisions reasonably acceptable to Administrative Agent, (d) non-merger of the fee and leasehold estates, (e) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (f) that insurance proceeds and condemnation awards from the leasehold interest will be applied pursuant to the terms of the applicable leasehold mortgage.

“Fixed Charges” means, for the Consolidated Parties, for the most recently ended fiscal quarter of FSP, without duplication, the sum of (a) Interest Expense, plus (b) scheduled principal payments on Indebtedness, exclusive of (i) any voluntary prepayments made by a Consolidated Party and (ii) balloon, bullet or similar principal payments which repay Indebtedness in full, plus (c) Preferred Dividends paid during such period, if any, plus the Consolidated Parties’ Equity Percentage of the above clauses (a) and (b) for Unconsolidated Affiliates.

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“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer) or any other Lender that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time when there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolver Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolver Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash, and (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other similar substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means as of any date of determination, any Subsidiary holding assets (excluding earnest money deposits for the purchase of real estate) which contribute less than $100,000 to Total Asset Value. Any Subsidiary formed for the purpose of purchasing real estate shall be deemed to be an Immaterial Subsidiary prior to purchase of such real estate and regardless of the amount of any earnest money deposit funded in connection therewith.

“Indebtedness” means, without duplication, all obligations of the following types:

(a) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c) any net obligation under any Swap Contract, the amount of which on any date shall be deemed to be the Swap Termination Value thereof as of such date.

(d) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) any capital lease or Synthetic Lease Obligation, the amount of which as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date;

(f) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, provided, the foregoing shall be excluded from Indebtedness if the obligation is neither scheduled nor permitted to become due and payable on or prior to the date on which the Obligations are scheduled to be due and payable in full; and

(g) all Guarantees in respect of any of the foregoing.

For all purposes hereof, the Indebtedness shall include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation, limited partnership or limited liability company) in which a Person is a general partner or a joint venturer, unless such Indebtedness is Nonrecourse Indebtedness. Indebtedness shall not include the Indebtedness of Sponsored REITs.

“Indemnified Taxes” means Taxes other than (i) Excluded Taxes and (ii) Other Taxes imposed under non-US Law rather than US Law.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means goodwill, the purchase price of acquired assets in excess of fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing.

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“Interest Expense” means for the Consolidated Parties, without duplication, total interest expense incurred (in accordance with GAAP), including capitalized interest plus the Consolidated Parties’ Equity Percentage of the same for Unconsolidated Affiliates.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and the Revolver Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Committed Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Committed Loan (including a Swing Line Loan), the last Business Day of each calendar month and the Revolver Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Committed Loan, the period commencing on the date such Eurodollar Rate Committed Loan is disbursed or converted to or continued as a Eurodollar Rate Committed Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Committed Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Committed Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period for a Revolver Committed Loan shall extend beyond the Revolver Maturity Date; and

(iv) no Interest Period for a Term Committed Loan shall extend beyond the Term Loan Maturity Date.

“Internal Control Event” means fraud that involves senior management of any Borrower who has control over financial reporting, as described in the Securities Laws.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower or in favor of the L/C Issuer and relating to such Letter of Credit.

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“Joinder Documents” means the one or more joinder agreements in the form attached hereto as Exhibit G to be executed by a Wholly-Owned Subsidiary which is to become a Borrower after the Closing Date.

“Joint Venture” shall mean any Person in which a Consolidated Party owns an Equity Interest, but that is not a Wholly-Owned Subsidiary of such Consolidated Party. Sponsored REITS shall not be Joint Ventures.

“Joint Venture Projects” shall mean all Projects with respect to which a Consolidated Party holds, directly or indirectly, an interest that is less than 100%. Projects owned by Sponsored REITS shall not be Joint Venture Projects.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolver Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each lender from time to time party hereto as a result of (i) such party’s execution of this Agreement as a “Lender” as of the Closing Date or (ii) such party’s execution by joinder of an amendment to this Agreement to increase the Aggregate Revolver Commitments pursuant to Section 2.16 hereof, pursuant to which joinder such party agrees to be bound by the terms of this Agreement as a “Lender” or (iii) such party being made a “Lender” hereunder by virtue of an executed Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

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“Letter of Credit Issuance Expiration Date” means the day that is seven (7) days prior to the Revolver Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount up to ten percent (10%) of the Aggregate Revolver Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Leverage Ratio” means, at any time, Total Indebtedness divided by the Total Asset Value, expressed as a percentage.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other excepting any liens for taxes not yet due and payable), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any other encumbrance on title to or ownership of real property securing the payment of money, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement, if any, creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, and any other documents, instruments or agreements executed and delivered by any Borrower related to the foregoing, including, without limitation, the Fee Letter but specifically excluding that certain Mandate Letter and attached Summary of Terms dated August 24, 2012 by and among the Borrower, Administrative Agent and Arranger.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties or financial condition of the Consolidated Parties (including without limitation, FSP), taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Documents or of the ability of the Borrowers taken as a whole to perform their obligations under the Loan Documents to which they are parties; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

“Material Subsidiary” means, as of any date of determination, any Subsidiary other than an Immaterial Subsidiary and as of the Closing Date, shall include the Persons (other than FSP) shown on Schedule 1 attached hereto.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated successor by merger to, Banc of America Securities LLC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean (a) any mortgage, deed of trust, deed to secure debt or similar security instrument (regardless of priority) made or to be made by any entity or person owning an interest in real estate granting a lien on such interest in real estate as security for the payment of Indebtedness and (b) any mezzanine indebtedness relating to such real estate interest and secured by the Equity Interests of the direct or indirect owner of such real estate interest.

“Mortgageability Amount” means the product of (a) Unsecured Indebtedness of the Borrowers multiplied by (b) a debt constant based on a thirty (30) year, mortgage-style principal amortization at an interest rate equal to the greatest of (i) the 10 year Treasury Bill yield plus 300 basis points, (ii) 7.50% and (iii) the one-month Eurodollar Rate plus the Eurodollar Rate margin specified in the Applicable Rate as of the last day of the most recent calendar quarter.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA and subject to Title IV of ERISA.

“Negative Pledge” shall mean with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property owned by any Consolidated Party and for the most recently ended fiscal quarter of FSP for which financial information has been, or simultaneously with such determination will be, delivered to the Administrative Agent, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received or earned in the ordinary course from such Property (including, without limitation, (i) revenues from the straight-lining of rents; and (ii) proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid, excluding interest, and inclusive of an appropriate accrual for expenses related to the ownership, operation or maintenance of such Property during the respective period, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, as applicable, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) without duplication an imputed management fee in the amount of 3% of the gross revenues for such Property for such period.

“Nonrecourse Indebtedness” means Secured Indebtedness that is only recourse to all assets of a Person as a result of customary exceptions to non-recourse liability such as fraud, misapplication of funds, environmental indemnities, and other similar exceptions and is otherwise contractually limited to specific assets of a Person encumbered by a lien securing such indebtedness.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans and the Term Loan made by such Lender, substantially in the form of Exhibits D-1 and D-2.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees under the Loan Documents that accrue after the commencement by or against any Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Original Credit Agreement” means collectively, that certain Credit Agreement dated as of February 22, 2011, as amended, among Borrower, Bank of America, N.A., as administrative agent, and a syndicate of Lenders.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies imposed under U.S. Law arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except for any Excluded Taxes.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means (i) liens for taxes, assessments or governmental charges unpaid and diligently contested in good faith by the Borrower or a Subsidiary unless payment is required prior to the contesting of any such taxes and provided no enforcement proceedings have been commenced with respect to any lien filed in connection with such dispute and adequate reserves have been established (or are adequately bonded) for such taxes, assessments or governmental charges, (ii) liens for taxes, assessments or governmental charges not yet due and payable, (iii) liens for labor, materials or supplies and any other liens (exclusive of those securing Indebtedness) which do not materially interfere with the use of the Properties comprising the Unencumbered Asset Pool or the operation of the business of the Borrower and are either bonded or do not exceed in the aggregate at any one time $5,000,000.00, (iv) liens in favor of a Borrower or a Wholly-Owned Subsidiary in connection with a 1031 Property, (v) liens deemed to occur by virtue of investments described in clause (d) of the definition of Cash Equivalents; and (vi) with respect only to Properties not comprising the Unencumbered Asset Pool and/or assets of or Equity Interests of Excluded Subsidiaries, liens on property existing at the time of acquisition and refinancing of such liens, liens securing Secured Indebtedness, liens on the Equity Interests of Excluded Subsidiaries, and liens securing judgments not constituting an Event of Default under Section 8.01(h), all in amounts complying with the applicable financial covenants set forth in Section 7.11 hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees and not excluded under Section 4 of ERISA.

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“Platform” has the meaning specified in Section 6.02.

“Preferred Dividends” shall mean, with respect to any Person, dividends or other distributions which are payable to holders of any Equity Interests in such Person which entitle the holders of such Equity Interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of Equity Interests in such Person.

“Pro Forma Compliance Certificate” means a certificate in the form attached hereto as Exhibit E-2.

“Projects” shall mean any and all parcels of real property owned by any Consolidated Party or with respect to which the Consolidated Party owns an interest (whether directly or indirectly) on which are located improvements with a gross leasable area in excess of 50,000 square feet or with respect to which construction and development of such improvements are under development.

“Projects Under Development” means any Project under development by any Consolidated Party (a) classified as construction in progress on FSP’s quarterly financial statements; or (b) as to which a certificate of occupancy has not been issued.

“Properties” means, as of any date of determination, interests in real property, together with all improvements thereon, owned by any Borrower or any Consolidated Party, as applicable; and “Property” means any one of them.

“Public Lender” has the meaning specified in Section 6.02.

“Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property of a Consolidated Party, including the movement of any Hazardous Materials through or in the air, soil, surface water, groundwater, of any Property of a Consolidated Party.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b)  with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having at least 66 2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66 2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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“Requirements” means any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, construction, use, occupancy and operation of the Properties comprising the Unencumbered Asset Pool.

“Responsible Officer” means (a) the chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer, general counsel or controller of FSP or the president of FSP Property Management LLC, and (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or assistant secretary of FSP, and (c) solely for purposes of notices given pursuant to Article II, any other officer of FSP so designated by any of the foregoing officers in a notice to Administrative Agent and (d) solely for purposes of the delivery of any covenant compliance and/or absence of default certifications pursuant to Sections 4.01, 4.02, 6.02(a), 6.12(b) and 6.12(c), the chief executive officer, president, chief financial officer or treasurer of FSP. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of a Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding (excluding any payment of dividends or other distributions by FSP based on FSP’s good faith estimate of its projected or estimated taxable income or otherwise as necessary to retain FSP’s status as a REIT, to meet the distribution requirements of Section 857 of the Internal Revenue Code or to eliminate any Taxes to which FSP would otherwise be subject), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding.

“Revolver Committed Loan” has the meaning specified in Section 2.01(a).

“Revolver Extended Maturity Date” means September 27, 2017.

“Revolver Initial Maturity Date” means September 27, 2016.

“Revolver Loan Commitment” means, as to each Lender, such Lender’s obligation to make a Revolving Loan pursuant to Section 2.01(a), in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 2.01 as such Lender’s “Revolver Loan Commitment” as may be amended pursuant to Section 2.16.

“Revolver Maturity Date” means the later of (a) the Revolver Initial Maturity Date and (b) if maturity is extended pursuant to Section 2.15, the Revolver Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Revolver Maturity Date shall be the next preceding Business Day.

“Revolving Loan(s)” means a loan(s) made by a Lender to the Borrower pursuant to Section 2.01(a).

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means all Indebtedness of a Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest.

“Secured Recourse Indebtedness” means Secured Indebtedness in respect of which recourse for payment is to all assets of a Person, provided that Secured Indebtedness that is only recourse to all assets of a Person as a result of customary exceptions to non-recourse liability such as fraud, misapplication of funds, environmental indemnities, and other similar exceptions shall not be deemed to be Secured Recourse Indebtedness.

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“Securities Holdings” shall mean common stock, preferred stock, other capital stock, beneficial interests in trusts, membership interests in limited liability companies and other Equity Interests in entities (other than consolidated Subsidiaries, unconsolidated Subsidiaries and Sponsored REITS, and other than property that is included as “Cash Equivalents,” “Cash” or “Marketable Securities” on FSP’s balance sheet). The value of Securities Holdings shall be calculated on the basis of the lower of cost or market value as shown on FSP’s balance sheet.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Sponsored REIT” shall have the same meaning as such term is used in FSP’s filings with the SEC. For the avoidance of doubt, a “Sponsored REIT” shall include a Subsidiary of FSP during the period prior to its syndication.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers. Sponsored REITs shall not be considered Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement used to document transactions of the type set forth in clause (a) hereof (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender) or any independent valuation source reasonably acceptable to the Administrative Agent (Administrative Agent agrees that Chatham Financial is a reasonably acceptable independent valuation source).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

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“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

“Swing Line Sublimit” means an amount up to ten percent (10%) of the Aggregate Revolver Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Syndication Agent” means RBS Citizens, National Association, Regions Bank and Bank of Montreal, each in its capacity as syndication agent, or any successor syndication agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taking” means any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

“Tangible Net Worth” means, for the Consolidated Parties as of any date of determination, the excess of Total Assets over Total Liabilities, and less the sum of:

(a)     the total book value of all assets of the Borrower properly classified as Intangible Assets; plus

(b)     all amounts representing any write-up in the book value of any assets of the Borrower resulting from a revaluation thereof subsequent to the balance sheet date; plus

(c)     to the extent otherwise includable in the computation of Tangible Net Worth, any subscriptions receivable.

Total Assets and Total Liabilities shall also exclude an asset or liability created by the Swap Termination Value.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Committed Loan” has the meaning specified in Section 2.01(b).

“Term Loan” means the term loan made by the Lenders to the Borrower pursuant to Section 2.01(b).

“Term Loan Commitment” means, as to each Lender, such Lender’s obligation to make a Term Loan on the Closing Date pursuant to Section 2.01(b), in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 2.01 as such Lender’s “Term Loan Commitment”.

“Term Loan Maturity Date” means September 27, 2017.

“Threshold Amount” means without duplication (a) with respect to Nonrecourse Indebtedness, such Indebtedness having an aggregate outstanding principal amount of at least $40,000,000 individually or when aggregated with all such Indebtedness and (b) with respect to any other Indebtedness of such Person, such Indebtedness having an aggregate outstanding principal amount of at least $20,000,000 individually or when aggregated with all such Indebtedness. For clarification purposes, no Indebtedness and no Guarantee shall be attributed to any Person hereunder (for purposes of determination of the Threshold Amount of Indebtedness of a Person, including whether or not such Indebtedness is Nonrecourse Indebtedness unless such Person is the borrower, guarantor or primary obligor thereof and, if a guarantor, such Indebtedness or Guarantee, as applicable, shall be deemed to be in the amount of such guaranty (and shall exclude any and all guaranties that are not in liquidated amounts).

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“Total Assets” means all assets of the Consolidated Parties determined in accordance with GAAP.

“Total Asset Value” means, without duplication, for the most recently ended fiscal quarter of FSP, with respect to the Consolidated Parties on a consolidated basis, the sum of (a) the quotient of annualized NOI for such fiscal quarter minus the aggregate amount of NOI attributable to each Property sold or otherwise disposed of during such fiscal quarter minus the aggregate amount of NOI attributable to each Property acquired during the last four fiscal quarters, divided by the Capitalization Rate plus (b) the acquisition cost of each Property acquired during such prior four fiscal quarters, plus (c) unrestricted cash and Cash Equivalents, plus (d) the book value of unimproved land holdings, plus (e) the book value of construction in progress, plus (f) the carrying value of performing mortgage loans to Sponsored REITs, plus (g) the carrying value of preferred stock investments in Sponsored REITs as shown on FSP’s financial statements.

“Total Indebtedness” means all Indebtedness of the Consolidated Parties determined on a consolidated basis plus the Consolidated Parties’ Equity Percentage of Indebtedness of Unconsolidated Affiliates.

“Total Liabilities” means all liabilities of the Consolidated Parties determined in accordance with GAAP.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Secured Indebtedness” means, all Indebtedness of the Consolidated Parties that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest, and the Consolidated Parties’ Equity Percentage of the above of Unconsolidated Affiliates.

“Type” means with respect to a Committed Loan, its character as a Base Rate Committed Loan or a Eurodollar Rate Committed Loan.

“Unconsolidated Affiliate(s)” means, with respect to any Person (the “parent”), at any date, any corporation, limited liability company, partnership, association or other entity that is an Affiliate of such Person, the accounts of which would not be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with full consolidation method GAAP as of such date. Unless otherwise specified, all references herein to “Unconsolidated Affiliate” or to “Unconsolidated Affiliates” shall refer to an Unconsolidated Affiliate or Unconsolidated Affiliates of the Consolidated Parties. Unconsolidated Affiliates shall not include any Sponsored REIT.

“Unencumbered Asset Pool” shall be comprised of Properties that meet the following criteria:

1.	The Property is 100% fee owned (or ground leased) by a Borrower or any 1031 Intermediary (ground leases to be Financeable Ground Leases approved by the Administrative Agent in its reasonable discretion, provided, however, that ground leases of real property ancillary to the primary use of a Property (such as a ground lease of parking facilities ancillary to a Property owned in fee by a Borrower) shall not require approval by the Administrative Agent);
2.	The Property is primarily an industrial, office, flex, or apartment property;
3.	The Property is located in the continental United States;
4.	The Property or ownership thereof is not subject to any Liens or Negative Pledges (other than pursuant to the Loan Documents) except for liens specified in subsections (i)-(v), inclusive, of the definition of Permitted Liens.
5.	The Borrower has the right to sell, transfer or dispose of such Property, provided that if any such Property is subject to a Financeable Ground Lease approved by Administrative Agent the Borrower shall be deemed to have the right to sell, transfer or dispose of such Property if the lessor is required to approve of or consent to any sale, transfer or disposition based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee; and
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6.	The Property is free of all structural defects or major architectural deficiencies, title defects, Environmental Liability or other adverse matters that would materially impair the value of the Property.

“Unencumbered Asset Value” means, without duplication, for the most recently ended fiscal quarter of FSP, with respect to the Unencumbered Asset Pool, the sum of (a) the quotient of annualized Unencumbered NOI for such fiscal quarter minus the aggregate amount of NOI attributable to each Property sold or removed from the Unencumbered Asset Pool during such fiscal quarter minus the aggregate amount of NOI attributable to each Property acquired or added to the Unencumbered Asset Pool during the last four fiscal quarters, divided by the Capitalization Rate, plus (b) the acquisition cost of each Property acquired or added to the Unencumbered Asset Pool during such prior four fiscal quarters. For the purposes of calculating the Unencumbered Asset Value, the value of any one Property in the Unencumbered Asset Pool may not exceed 20% of the aggregate value of the Unencumbered Asset Pool.

“Unencumbered NOI” means, the Net Operating Income from the entire Unencumbered Asset Pool for the fiscal quarter most recently ending.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unsecured Indebtedness” means all Indebtedness which is not secured by a Lien on any property.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Except as otherwise specifically noted, each reference to “Wholly-Owned Subsidiary” contained herein shall be to Subsidiaries of the Consolidated Parties meeting the qualifications noted above. Sponsored REITs shall not be considered Wholly-Owned Subsidiaries.

“1031 Intermediary” means a Person in such person’s capacity as an intermediary or accommodation holder in connection with an exchange of property by a Borrower or a Wholly-Owned Subsidiary intended to qualify under Section 1031 of the Code.

“1031 Property” means a property whose legal title or other indicia of ownership is held by a 1031 Intermediary for the benefit of any Borrower or a Wholly-Owned Subsidiary as part of a 1031 tax exchange intended to qualify under Section 1031 of the Code.

1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

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(a)     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)     All references herein to the “knowledge” of the Borrower shall be deemed to mean the actual knowledge of the chief executive officer, president, chief financial officer, treasurer, secretary, assistant secretary, chief operating officer or general counsel of FSP.

(e)     The term Borrower shall be deemed to include each Borrower individually and collectively and all definitions, representations, warranties, covenants, rights and remedies provided for herein apply to each Borrower individually and collectively except as the context otherwise provides. Further, any and all references to Obligations shall mean and refer to the joint Obligations of each Borrower to the Lenders, L/C Issuer and Swing Line Lender. Any and all Credit Extensions hereunder shall be advanced to one of the Borrowers but shall represent an Obligation of all of the Borrowers to the Lenders, L/C Issuer and Swing Line Lender.

1.03     Accounting Terms. Generally, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect on the date of this Agreement (subject to subsection (a) below) from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(a)     Changes in GAAP. If at any time any change in GAAP (or any requirement with respect to adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (or any requirement with respect to adoption of International Financial Reporting Standards) (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein (or prior to such requirement with respect to adoption of International Financial Reporting Standards) and (ii) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP (or before and after giving effect to such requirement with respect to adoption of International Financial Reporting Standards).

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(b)     Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and their Subsidiaries or to the determination of any amount for the Borrower and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that any Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04     Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07     Borrower Agent. Each Borrower hereby appoints FSP as agent for the Borrower to execute, on behalf of the Borrower, documents, instruments and agreements in connection with this credit facility, including, without limitation, documents, instruments and agreements required for the administration of the Loan, receiving Credit Extensions and exercising interest rate selections and to receive all notices required to be given to the Borrower under the Loan Documents. Each Borrower shall be jointly and severally obligated for the Obligations and shall be bound by all actions taken by FSP in connection with the Credit Extensions and the Obligations. Any Credit Extension received by FSP shall be deemed to have been received by each Borrower.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Committed Loans.

(a)     Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a “Revolver Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolver Loan Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Outstanding Amount of Revolver Committed Loans and Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolver Commitments and (ii) the Total Outstandings owed to any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Revolver Committed Loans may be Base Rate Committed Loans or Eurodollar Rate Committed Loans, as further provided herein.

(b)     Subject to the terms and conditions set forth herein, on the Closing Date, each Lender severally agrees to make a term loan (each such loan, a “Term Committed Loan”) to the Borrower in the aggregate principal amount equal to the Lender’s Term Loan Commitment. As long as no Event of Default occurs, the Term Loan shall mature on the Term Loan Maturity Date. The Borrower may not reborrow any portion of the Term Loan once repaid. Term Committed Loans may be Base Rate Committed Loans or Eurodollar Rate Committed Loans, as further provided herein.

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2.02     Borrowings, Conversions and Continuations of Committed Loans.

(a)     Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic or email notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, a one (1) month Eurodollar Rate Committed Loan. Any such automatic conversion to one (1) month Eurodollar Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)     Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans (provided, however, that in the case of Borrowings of Eurodollar Committed Loans, such notice shall be given to each Lender not later than 11:00 a.m. two Business Days prior to the requested date of such Borrowing), and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)     Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, the Required Lenders may elect not to permit any Loans to be made as, converted to or continued as Eurodollar Rate Committed Loans.

(d)     The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Committed Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

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(e)     After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Eurodollar Rate Committed Loans.

2.03     Intentionally Omitted.

2.04     Letters of Credit.

(a)     The Letter of Credit Commitment.

(i)     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Issuance Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or for the account of the Borrower on behalf of a Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Outstanding Amount of Revolver Committed Loans and Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolver Commitments, (y) the aggregate Outstanding Amount of the Revolver Committed Loans of any Lender, plus such Lender’s Applicable Revolver Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolver Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolver Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)     The L/C Issuer shall not issue any Letter of Credit, if:

(A)     subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)     the expiry date of the requested Letter of Credit would occur after the Letter of Credit Issuance Expiration Date, except the expiry date of the requested Letter of Credit may occur up to twelve (12) months following the Letter of Credit Issuance Expiration Date provided Borrower has, at least thirty (30) days prior to such Letter of Credit Issuance Expiration Date, fully Cash Collateralized such Letter of Credit in accordance with Section 2.17(a) hereof.

(iii)     The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

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(B)     the issuance of the Letter of Credit would violate one or more written policies of the L/C Issuer applicable to letters of credit generally;

(C)     except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

(D)     the Letter of Credit is to be denominated in a currency other than Dollars;

(E)     any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its reasonable discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion; or

(F)     the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)     The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)     The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)     The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)     Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

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(ii)     Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. The Administrative Agent will provide any Letter of Credit Application received by the Administrative Agent to the Lenders. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Revolver Percentage times the amount of such Letter of Credit.

(iii)     If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Issuance Expiration Date or, if such Letter of Credit has been fully Cash Collateralized in accordance with Section 2.17(a) hereof on or prior to the date that is thirty (30) days prior to the Revolver Maturity Date, the date which is up to twelve (12) months following such Letter of Credit Issuance Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension (but only if such election is consistent with the terms of the applicable Letter of Credit and the Borrower would not be entitled to the issuance of such Letter of Credit in its revised form (as extended) under the terms hereof) or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and the Administrative Agent will provide such copies to the Lenders.

(c)     Drawings and Reimbursements; Funding of Participations.

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(i)     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. (or, in the event the Borrower has not been notified of such drawing prior to such time, within 2 hours of receipt of such notice) on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Revolver Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of a Revolver Committed Loan of Base Rate Committed Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Committed Loans, but subject to the amount of the unutilized portion of the Aggregate Revolver Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)     Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolver Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)     With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of a Revolver Committed Loan of Base Rate Committed Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate from and after the date that is five (5) days after the date of such demand. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)     Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolver Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)     Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(vi)     If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)     Repayment of Participations.

(i)     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Lender its Applicable Revolver Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)     If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolver Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)     Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)     the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)     any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)     any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(v)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary, provided that nothing in this subsection (e) shall impair the rights of the Borrower under subsection (f).

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)     Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)     Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h)     Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolver Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate per annum times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolver Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the date on which such Letter of Credit expires or is drawn on in accordance with the terms hereof and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

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(i)     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit equal to the greater of (A) $1,500 per Letter of Credit on the date of issuance of the applicable Letter of Credit and, if applicable, each renewal date for such Letter of Credit and (B) 0.125% per annum of the issued and undrawn amount of such Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the date on which such Letter of Credit expires in accordance with the terms hereof and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)     Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.05     Swing Line Loans.

(a)     The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolver Percentage of the Outstanding Amount of Revolver Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of the Swing Line Lender’s Revolver Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstanding Amount of Revolver Committed Loans and Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolver Commitments, and (ii) the aggregate Outstanding Amount of the Revolver Committed Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Applicable Revolver Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolver Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolver Loan Commitment, and provided, further, that (A) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (B) Swing Line Loans may not be outstanding for more than ten (10) total Business Days (in the aggregate) during any calendar month period. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Committed Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolver Percentage times the amount of such Swing Line Loan.

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(b)     Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)     Refinancing of Swing Line Loans.

(i)     The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan Base Rate Committed Loan in an amount equal to such Lender’s Applicable Revolver Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Committed Loans, but subject to the unutilized portion of the Aggregate Revolver Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Revolver Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral provided for this purpose for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such Committed Loan Notice provided the Lenders have received a copy of the Committed Loan Notice by 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)     If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii)     If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv)     Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)     Repayment of Participations.

(i)     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Applicable Revolver Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)     If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Revolver Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)     Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Revolver Percentage of any Swing Line Loan, interest in respect of such Applicable Revolver Percentage shall be solely for the account of the Swing Line Lender.

(f)     Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.06     Prepayments.

(a)     The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether such prepayment shall be of a Revolving Loan or a Term Loan, and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Committed Loans are to be prepaid, the Interest Period(s) of such Loans. If Borrower shall fail to notify if the prepayment shall be a Revolving Loan or a Term Loan, then the prepayment shall be deemed to be of a Revolving Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Committed Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, if any. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

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(b)     The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)     If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately upon demand prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

2.07     Termination or Reduction of Revolver Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolver Commitments, or from time to time permanently reduce the Aggregate Revolver Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Revolver Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Revolver Commitments shall be applied to the Commitment of each Lender according to its Applicable Revolver Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolver Commitments shall be paid on the effective date of such termination.

2.08     Repayment of Loans.

(a)     The Borrower shall repay to the Lenders on the Revolver Maturity Date the aggregate principal amount of Revolver Committed Loans outstanding on such date.

(b)     The Borrower shall repay to the Lenders on the Term Loan Maturity Date the aggregate principal amount of Term Committed Loans outstanding on such date.

(c)     The Borrower shall repay each Swing Line Loan on the earliest to occur of (i) the date five (5) Business Days after such Loan is made; (ii) the date, if any, in a given calendar month on which Swing Line Loans have been outstanding hereunder for ten (10) total Business Days (in the aggregate) during such calendar month and (iii) the Revolver Maturity Date.

(d)     The Borrower shall Fully Satisfy all other Obligations (to the extent not specified in subsections 2.08(a), 2.08 (b) or 2.08(c) above) on or prior to the earlier of (i) the date on which payment of such Obligations are required to be paid pursuant to the terms hereof or of the other Loan Documents, and (ii) the later of (1) the Revolver Maturity Date, and (2) the Term Loan Maturity Date; provided, however, that L/C Obligations that have been fully Cash Collateralized as of the date that is thirty (30) days prior to the Letter of Credit Issuance Expiration Date in accordance with Section 2.17(a) hereof may remain outstanding for a period of up to twelve (12) months following the Revolver Maturity Date (subject to the earlier expiration of such L/C Obligations pursuant to the terms of the applicable Letter of Credit).

2.09     Interest.

(a)     Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the applicable Eurodollar Rate margin identified in the definition of Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the applicable Base Rate margin identified in the definition of Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the applicable Base Rate margin identified in the definition of Applicable Rate.

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(b)     i)     If any amount of principal of any Loan is not paid within five (5) days after the date when due (other than at the Revolver Maturity Date, whether at stated maturity or by acceleration, as to which such five (5) day period shall not apply), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)     If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid within five (5) days after the date when due (other than at the Revolver Maturity Date, whether at stated maturity or by acceleration, as to which such five (5) day period shall not apply), then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)     Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10     Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:

(a)     Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the applicable facility fee percentage identified in the definition of Applicable Rate per annum times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)     Other Fees.

(i)     Without duplication of the requirements hereof, the Borrower shall pay to the Administrative Agent, and MLPF&S, for their own respective account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever unless mutually agreed by the parties to the Fee Letter.

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(ii)     Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing (and approved by MLPF&S and Administrative Agent) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11     Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)     All computations of interest for Base Rate Committed Loans (including Base Rate Committed Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)     If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Sections 2.04(c)(iii), 2.04(h) and 2.09(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive for a period of two fiscal quarters of FSP beyond the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.12     Evidence of Debt.

(a)     The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)     In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13     Payments Generally; Administrative Agent’s Clawback.

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(a)     General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office and if such payments by Borrower are made to Administrative Agent by 1:00 p.m., the Administrative Agent will distribute such funds to Lenders specified in this Section 2.13(a) on that same Business Day. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day (and shall be distributed to the Lenders in accordance with this Section 2.13(a) on such next succeeding Business Day) and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)     ii)     Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Committed Loans (or, in the case of any Committed Borrowing of Base Rate Committed Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Committed Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Committed Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)     Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

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(c)     Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c), except as provided in Section 2.18(a)(iv).

(e)     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14     Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)     the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.15     Extension of Revolver Maturity Date.

(a)     Initial Revolver Maturity Date. Subject to extension pursuant to the terms and conditions set forth in clause (b) of this Section 2.15 and subject to the provisions of clause (c) of this Section 2.15, the Revolver Maturity Date shall be the Revolver Initial Maturity Date.

(b)     Extended Revolver Maturity Date Option. Not more than 90 days and not less than 30 days prior to the Revolver Initial Maturity Date, the Borrower may request in writing that the Lenders extend the term of this Agreement to the Revolver Extended Maturity Date. Such extension option shall be subject solely to the satisfaction of the following requirements:

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(i)     at the Revolver Initial Maturity Date, there shall not exist any Default or Event of Default;

(ii)     the Borrower shall, on the Revolver Initial Maturity Date, deliver to the Administrative Agent a certificate of each Borrower dated as of the Revolver Initial Maturity Date (in sufficient copies for each Lender) signed by a Responsible Officer (A) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such extension, and (B) certifying and attaching an update to Schedule 5.13 setting forth a complete and accurate list of all Sponsored REITS of Borrower, and (C) certifying that, before and after giving effect to such extension, (1) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the Revolver Initial Maturity Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (y) except that for purposes of this Section 2.15, (I) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (II) the representations and warranties contained in Section 5.13 shall be deemed to refer to the most recent update to Schedule 5.13 furnished pursuant to Sections 2.15 and 6.02(a)(ii), and shall be true and correct in all material respects as of the effective date of such update, and (III) the representations and warranties contained in the first and second sentences of Section 5.21 shall be deemed to refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and shall be true and correct in all material respects as of the effective date of such update, and (2) no Default or Event of Default exists; and

(iii)     the Borrower shall, at the Revolver Initial Maturity Date, deliver to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitments) an extension fee equal to twenty hundredths of one percent (0.20%) of the then-existing Aggregate Revolver Commitments (whether funded or unfunded), provided, however, that the Commitment of a Defaulting Lender shall be excluded from the Aggregate Commitments upon which the extension fee is calculated to the extent that such Defaulting Lender’s Commitment has not been reallocated to or assumed by the non-Defaulting Lenders (the “Excluded Commitment”), and provided, further that, without duplication of any amounts paid by Borrower, to the extent such Defaulting Lender ceases to be a Defaulting Lender, Borrower shall deliver to the Administrative Agent, within ten days of written notice from Administrative Agent, a fee for payment to such Defaulting Lender equal to the product of (x) twenty hundredths of one percent (0.20%) of the Excluded Commitment multiplied by (y) a ratio the numerator of which is the number of days remaining to the Revolver Extended Maturity Date from the date the Defaulting Lender ceases to be a Defaulting Lender and the denominator of which is 365.

(c)     Conflicting Provisions. This Section shall supersede any provisions in Section 10.01 to the contrary.

2.16     Increase in Commitments.

(a)     Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Aggregate Revolver Commitments by an amount (for all such requests, in the aggregate) not exceeding $250,000,000; provided that (I) any such request for an increase shall be in a minimum amount of $25,000,000, and (II) the Borrower may make a maximum of three (3) such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Any increase of the Aggregate Revolver Commitments pursuant to this Section 2.16 shall be subject to the agreement of one or more Lenders or Eligible Assignees (who may or may not then be a Lender hereunder) to provide such increased Revolver Loan Commitments pursuant to the terms hereof.

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(b)     Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolver Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolver Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolver Loan Commitment.

(c)     Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld, conditioned or delayed), the Borrower and/or MLPF&S may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Borrower, Administrative Agent and their respective counsel. Arranger shall use its best efforts to procure such additional or increased Revolver Loan Commitments, and facilitate such increase in the Aggregate Revolver Commitments, and Borrower shall reasonably cooperate with Arranger to obtain new Commitments to support any such increase in the Revolver Loan Commitments, provided that Borrower will coordinate all such efforts (including, without limitation, any communications (written, electronic or oral) with any prospective lending source) through the Arranger. In no event shall any Lender be obligated to provide an additional Revolver Loan Commitment.

(d)     Effective Date and Allocations. If the Aggregate Revolver Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)     Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) except that for purposes of this Section 2.16, (x) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (y) the representations and warranties contained in Section 5.13(a) shall be deemed to refer to the most recent update to Schedule 5.13(a) furnished pursuant to Section 6.02(a)(ii) and shall be true and correct in all material respects as of the effective date of such update, (z) the representations and warranties contained in the first and second sentences of Section 5.21 shall be deemed to refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and shall be true and correct in all material respects as of the effective date of such update, and (B) no Default or Event of Default exists. The Borrower shall prepay any Revolver Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolver Committed Loans ratable with any revised Applicable Revolver Percentages arising from any nonratable increase in the Revolver Loan Commitments under this Section. The Applicable Revolver Percentages of the Lenders shall be recalculated concurrently with the effectiveness of any increase in the Aggregate Revolver pursuant to this Section 2.16.

(f)     Conflicting Provisions. This Section shall supersede any provisions in Section 10.01 to the contrary. Without limiting the foregoing, an increase in Aggregate Revolver Commitments pursuant to this Section 2.16 and any amendments to this Agreement made to evidence such increase shall not require the consent of any Lender not participating in such increase.

2.17     Cash Collateral.

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(a)     Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing which Borrower has not reimbursed in the time and in the manner required by this Agreement, or (ii) if, as of the Letter of Credit Issuance Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of the applicable L/C Obligations. At any time that there shall exist a Defaulting Lender, within 3 Business Days after the request of the Administrative Agent or any L/C Issuer or Swing Line Lender with Fronting Exposure (or to the extent such request is made by such L/C Issuer or Swing Line Lender, within such greater number of Business Days as such L/C Issuer and Swing Line Lender with Fronting Exposure and the Administrative Agent, to the extent it has Fronting Exposure with respect to Swing Line Loans, at such time may agree in their discretion), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure applicable to such Defaulting Lender (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)     Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, shall grant (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and shall agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)     Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.17 may, to the extent there exists an Event of Default, be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18     Defaulting Lenders.

(a)     Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)     Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

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(ii)     Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement, provided that if an Event of Default exists, such payment shall be applied in accordance with Section 8.03; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees. That Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Applicable Revolver Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.04, Section 2.05, Section 2.17, or Section 2.18(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each of the L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv)     Reallocation of Applicable Revolver Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Revolver Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, provided that, on any date thereafter during such period, to the extent that such Default or Event of Default has been cured or waived, such reallocation shall occur as of such later date; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

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(b)     Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their applicable Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. iii) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Indemnified Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Taxes, such Taxes shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, taking account the information and documentation to be delivered pursuant to subsection (e) below.

(ii)     If the Borrower or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)     Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)     Tax Indemnifications. iv) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If the Borrower determines in its good faith judgment that a reasonable basis exists for contesting an Indemnified Tax, the Administrative Agent and each Lender shall reasonably cooperate, at no cost or expense to Administrative Agent or Lender, with the Borrower in challenging such Indemnified Tax; provided that neither the Administrative Agent nor any Lender shall be required to make

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available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after written demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection; provided that, such Lender or the L/C Issuer, as the case may be, shall indemnify the Borrower to the extent of any payment the Borrower makes to the Administrative Agent pursuant to this sentence. Any claim against the Borrower pursuant to this Section must be made within 180 days of the payment by the Administrative Agent or the Lender to which such claim relates and must provide reasonable detail regarding the amount of the claim and the reason thereof. A reasonably detailed certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)     Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after written demand therefor, against any and all Excluded Taxes attributable to such Lender or the L/C Issuer, as the case may be, and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). A reasonably detailed certificate as to the amount of such payment or liability delivered to any Lender or the L/C Issuer by the Administrative Agent or the Borrower shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)     Evidence of Payments. As soon as practicable, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)     Status of Lenders; Tax Documentation. v) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)     Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)     any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

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(B)     each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)     executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party and/or certifying non-U.S. status,

(II)     executed originals of Internal Revenue Service Form W-8ECI,

(III)     executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)     executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)     Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall (A) enter into such agreements with the IRS as necessary to establish an exemption from withholding under FATCA; (B) comply with any certification, documentation, information, reporting or other requirement necessary to establish an exemption from withholding under FATCA; (C) provide any documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their respective obligations, if any, under FATCA and to determine that such Lender has complied with such applicable requirements or to determine the amount to withhold from payment to such Lender; and (D) provide a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Lender certifying that such Lender has complied with any necessary requirements to establish an exemption from withholding under FATCA. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or L/C Issuer, such Lender or L/C Issuer shall, to the extent permitted by applicable Law, deliver to the Borrower and the Administrative Agent revised and/or updated documentation sufficient for the Borrower and the Administrative Agent to confirm such Lender’s or such L/C Issuer’s compliance with their respective obligations under FATCA

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(f)     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Committed Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Committed Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Committed Loans of such Lender to Base Rate Committed Loans (the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Committed Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Committed Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts referenced pursuant to Section 3.05, if any.

3.03     Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Committed Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Committed Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Committed Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Committed Loans in the amount specified therein.

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3.04     Increased Costs.

(a)     Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii)     subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Committed Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)     impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Committed Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable to any Lender or L/C Issuer for costs incurred more than one hundred eighty (180) days prior to receipt by the Borrower of the certificate referred to in clause (c) below from such Lender or L/C Issuer.

(b)     Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time, to the extent that such reduction in rate of return is not reflected n the Base Rate or the Eurodollar Rate, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided that the Borrower shall not be liable to any Lender or L/C Issuer for costs incurred more than one hundred eighty (180) days prior to receipt by the Borrower of the certificate referred to in clause (c) below from such Lender or L/C Issuer. Each Lender and the L/C Issuer shall allocate such cost increases among its customers in good faith and on an equitable basis.

(c)     Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(d)     Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05     Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Committed Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Committed Loan on the date or in the amount notified by the Borrower; or

(c)     any assignment of a Eurodollar Rate Committed Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

3.06     Mitigation Obligations; Replacement of Lenders.

(a)     Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)     Replacement of Lenders. If any Lender requests compensation under Sections 3.04 or 3.05, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if a Lender gives notice under Section 3.02, the Borrower may replace such Lender in accordance with Section 10.13.

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3.07     Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)     The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)     fully executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and FSP;

(ii)     a Note for the Revolving Loans and the Term Loan executed by the Borrower in favor of each Lender requesting a Note;

(iii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;

(iv)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed, and that each Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v)     a favorable opinion of counsel to the Borrower (on behalf of each Borrower with the exception of FSP Forest Park IV NC Limited Partnership) addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit B;

(vi)     a certificate signed by a Responsible Officer certifying (A) that each Consolidated Party is in compliance in all material respects with all existing contractual financial obligations except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, (B) all governmental, shareholder and third party consents and approvals necessary for the Borrower to enter into the Loan Documents and perform thereunder, if any, have been obtained, except where the failure to obtain would not reasonably be expected to have a Material Adverse Effect, (C) immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (1) to such Responsible Officer’s knowledge, no Default or Event of Default exists, (2) all representations and warranties contained herein are true and correct in all material respects, and (3) the Borrower is in pro forma compliance with each of the financial covenants set forth in Section 7.11 (and including detailed calculations of each such financial covenant) for the fiscal quarter ending June 30, 2012 (which calculation has been delivered to the Administrative Agent prior to Closing); (D) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (E) that, to such Responsible Officer’s knowledge, there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (F) a calculation of the Leverage Ratio as of the last day of the fiscal quarter ending June 30, 2012;

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(vii)     evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(viii)     such other assurances, certificates, documents or consents as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)     There shall not have occurred since June 30, 2012 any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect, as determined by Administrative Agent.

(c)     There shall not exist any action, suit, investigation, or proceeding pending, or to the knowledge of Borrower, threatened in writing, in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect, as determined by the Administrative Agent.

(d)     Any fees required to be paid on or before the Closing Date shall have been paid and all reimbursable expenses for which invoices have been presented to FSP on or before the Closing Date shall have been paid.

(e)     Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced to FSP prior to or on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02     Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Committed Loans) is subject to the following conditions precedent:

(a)     The representations and warranties of the Borrower contained in Article V of this Agreement shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) except that for purposes of this Section 4.02, (1) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (2) the representations and warranties contained in Section 5.13(a) shall be deemed to refer to the most recent update to Schedule 5.13(a) furnished pursuant to Section 6.02(a)(ii), and shall be true and correct in all material respects as of the effective date of such update, and (3) the representations and warranties contained in the first and second sentences of Section 5.21 shall be deemed to refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and shall be true and correct in all material respects as of the effective date of such update.

(b)     No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)     The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof, together with a Certificate to Accompany Request for Credit Extension of a Responsible Officer of the Borrower in the form of Exhibit H attached hereto.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01     Existence, Qualification and Power. Each Borrower (a) is duly organized or formed and validly existing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is in good standing, as applicable, under the Laws of the jurisdiction of its incorporation and is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02     Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of, and the performance of the Borrower’s obligations under this Agreement or any other Loan Document, except where such approval, consent, exemption, authorization, action, notice or filing has been obtained or made, and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.04     Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

5.05     Financial Statements; No Material Adverse Effect.

(a)     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and their Subsidiaries as of the date thereof.

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(b)     The unaudited consolidated balance sheet of the Borrower and their Subsidiaries dated June 30, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and their consolidated Subsidiaries as of the Closing Date not otherwise disclosed or referenced (or otherwise contemplated) in the Form 10-Q report of FSP filed with the SEC for the most recent fiscal quarter ended prior to the Closing Date.

(c)     Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06     Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of their Subsidiaries or against any of their properties or revenues that (a) question the validity of this Agreement or any other Loan Document, or any of the Credit Extensions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Borrower or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07     No Default. Neither any Borrower nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08     Ownership of Property; Liens. Each Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09     Environmental Compliance. Except as set forth on Schedule 5.09, no Borrower or any Subsidiary (a) has received any written notice or other written communication or otherwise has knowledge of any Environmental Liability of Borrower or any Subsidiary which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non compliance with or violation of the requirements of any Environmental Law by any Borrower or Subsidiary, or any permit issued under any Environmental Law to any Borrower or Subsidiary; or (ii) the Release or threatened Release of any Hazardous Materials into the environment; or (b) to its knowledge, has threatened or actual liability in connection with the Release or threatened Release of any Hazardous Materials into the environment which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no Borrower or Subsidiary has received any Environmental Complaint.

5.10     Insurance. The Properties of the Borrower and the Properties of each of their Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11     Taxes. The Borrower and each Subsidiary has filed all federal, state and other material tax returns and reports required by applicable Law to be filed, and has paid, or made adequate provision for the payment of all federal, state and other material Taxes that have been levied or imposed upon the Borrower or a Subsidiary, as applicable, or their properties, income or assets or that are otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any Subsidiary thereof is party to any tax sharing agreement.

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5.12     ERISA Compliance.

(a)     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, or such Plan is covered by an opinion letter issued by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)     There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)     (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)     Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.13     Subsidiaries; Other Equity Investments.

(a)     Set forth on Schedule 5.13 is a complete and accurate list of all Subsidiaries and Joint Ventures/Unconsolidated Affiliates of the Borrower as of the date of this Agreement and as updated in accordance with the terms of Section 6.02 hereof, including their respective business forms and jurisdictions of organization. The Equity Interests owned by Borrower in each Subsidiary and Joint Venture/Unconsolidated Affiliate are validly issued, fully paid and non-assessable and are owned by Borrower free and clear of all Liens other than Permitted Liens.

(b)     Also set forth on Schedule 5.13 is a complete and accurate list of all Sponsored REITS of the Borrower as of the date of this Agreement, including their respective business forms and jurisdictions of organization. The Equity Interests owned by Borrower in each Sponsored REIT are validly issued, fully paid and non-assessable and are owned by Borrower free and clear of all Liens other than Permitted Liens. The representations with respect to Sponsored REITS are given only as of the Closing Date and only as required under Section 2.15 hereof.

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5.14     Margin Regulations; Investment Company Act.

(a)     The Borrower is not engaged, and will not engage, principally in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or extending credit for the purpose of purchasing or carrying margin stock.

(b)     None of the Borrower nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15     Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries are subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions that Borrower believed to be reasonable at the time.

5.16     Compliance with Laws. Each Borrower and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17     Taxpayer Identification Number. The Borrower has provided to Administrative Agent prior to Closing a true and correct U.S. taxpayer identification number for each entity comprising Borrower.

5.18     Reserved.

5.19     REIT Status. FSP has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of FSP as a real estate investment trust.

5.20     Solvency. Borrower, on a consolidated basis, (a) is not insolvent nor will be rendered insolvent by the Credit Extensions, (b) does not have unreasonably small capital with which to engage in its business, and (c) has not incurred indebtedness beyond its ability to pay such indebtedness as it matures. The Borrower, on a consolidated basis, has assets having a value in excess of amounts required to pay any indebtedness.

5.21     Unencumbered Asset Pool Properties. Schedule 5.21 hereto contains a complete and accurate list of all Properties comprising the Unencumbered Asset Pool as of the Closing Date (and as updated in accordance with the terms of Section 6.02 hereof). Each Property comprising the Unencumbered Asset Pool satisfies each of the requirements set forth in the definition of “Unencumbered Asset Pool.” The Borrower makes the following representations and warranties, to its knowledge, with respect to each individual Property included in the Unencumbered Asset Pool, as of the Closing Date (or, if later, as of the date such Property is added to the Unencumbered Asset Pool) and except as disclosed in the Borrower’s filings with the Securities and Exchange Commission or otherwise disclosed in writing to the Administrative Agent:

(a)     Availability of Utilities. (i) all utility services necessary and sufficient for the use and operation of each Property comprising the Unencumbered Asset Pool are presently available to the boundaries of each of the Properties comprising the Unencumbered Asset Pool through dedicated public rights of way or through perpetual private easements; and (ii) the owner has obtained all material utility installations and connections required for the operation and servicing of each of the Properties comprising the Unencumbered Asset Pool for its intended purposes.

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(b)     Access. (i) the rights of way for all roads necessary for the utilization in all material respects of each of the Properties comprising the Unencumbered Asset Pool for its intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority; (ii) all such roads have been completed and the right to use all such roads, or suitable substitute rights of way, have been obtained; and (iii) all curb cuts, driveways and traffic signals required for the operation and use in all material respects of each of the Properties comprising the Unencumbered Asset Pool are existing.

(c)     Condition of Unencumbered Asset Pool Properties. (i) neither the Unencumbered Asset Pool Properties nor any material part thereof is now damaged or injured as result of any material fire, explosion, accident, flood or other casualty that is not covered by insurance, and no Taking is pending or contemplated and (ii) Borrower is not aware of any material or patent structural defect in any Property comprising the Unencumbered Asset Pool.

(d)     Compliance with Requirements/Historic Status/Flood Area. The Unencumbered Asset Pool Properties comply in all material respects with all material Requirements. Borrower has received no written notice alleging any material non-compliance by any of the Properties comprising the Unencumbered Asset Pool with any Requirements or indicating that any of the Properties comprising the Unencumbered Asset Pool are located within any historic district or have, or may be, designated as any kind of historic or landmark site under applicable Requirements. None of the Properties comprising the Unencumbered Asset Pool is located in any special flood hazard area as defined under applicable Requirements, unless such Property is adequately covered by flood insurance.

(e)     Other Contracts. The Borrower has not made any material contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto would reasonably be expected to give rise to a Lien on any of the Properties comprising the Unencumbered Asset Pool other than a Permitted Lien.

(f)     Violations. The Borrower has received no written notices of any violation of any applicable material Requirements with respect to any of the Properties comprising the Unencumbered Asset Pool.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than any unasserted indemnification obligation) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03,) cause each Subsidiary to:

6.01     Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (and Administrative Agent will provide to the Lenders):

(a)     as soon as available, but in any event within 90 days after the end of each fiscal year of FSP, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

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(b)     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of FSP, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and any other information included in FSP’s Form 10-Q for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)     as soon as available, but in any event within thirty (30) days of the filing thereof, executed copies of all federal income tax returns, reports and declarations of FSP and FSP Investments LLC, FSP Protective TRS Corp., and FSP REIT Protective Trust.

6.02     Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent (and Administrative Agent will provide to the Lenders):

(a)     concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of a Responsible Officer substantially in the form of Exhibit E-1 attached hereto, (A) demonstrating compliance, as of the end of each such fiscal period, with the financial covenants contained in Section 7.11, and (B) stating that, to such Responsible Officer’s knowledge, no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (C) attaching and certifying to:

(i)     an update to Schedule 5.21, which such update shall, in each case, be deemed to replace, amend and restate such schedule, summarizing total Unencumbered NOI and occupancy rates as of the last day of the applicable quarter;

(ii)     an update to Schedule 5.13(a), which such update shall, in each case, be deemed to replace, amend and restate such schedule; and

(iii)     a listing of all Projects Under Development.

(b)     promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c)     promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower in their capacity as such, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)     promptly, and in any event within five (5) Business Days after receipt thereof by any Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Borrower or any Subsidiary thereof; and

(e)     promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, or an update to the list of Sponsored REITS of the Borrower, as the Administrative Agent may from time to time reasonably request.

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Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (c) and (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or MLPF&S will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of the United States federal securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Administrative Agent, MLPF&S and each Lender agree that all materials and/or information to be provided by or on behalf of the Borrower shall be deemed to contain material non-public information, unless the Borrower otherwise designates certain information as not containing any material nonpublic information by clearly and conspicuously marking such information as “PUBLIC” on the first page thereof. The Borrower hereby agrees that by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, MLPF&S, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07) and all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information.” The Administrative Agent and MLPF&S agree to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” As of the Closing Date, each applicable Lender represents to the Borrower that it is not a Public Lender.

6.03     Notices. Promptly notify the Administrative Agent:

(a)     of the occurrence of any Default known to Borrower;

(b)     of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c)     of the occurrence of an Internal Control Event;

(d)     of the occurrence of any ERISA Event;

(e)     of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

(f)     with respect to Sponsored REITs, Borrower shall provide the Administrative Agent with a copy of the applicable confidential offering memorandum relating thereto.

Each notice pursuant to this Section 6.03 (other than Section 6.03(f)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. The Administrative Agent will provide written notices received from the Borrower pursuant to this Section 6.03 to the Lenders.

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6.04     Payment of Taxes. Pay and discharge as the same shall become due and payable all Tax liabilities imposed or levied upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) failure to pay or discharge such items would not reasonably be expected to have a Material Adverse Effect.

6.05     Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06     Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and insured fire or other casualty excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07     Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08     Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09     Books and Records. Maintain proper books of record and account, in which full, true and correct entries, in material conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10     Inspection Rights. Permit representatives appointed by the Administrative Agent and each Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect any of its Properties and permit representatives appointed by Administrative Agent to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; and provided further that it shall not be a breach of this Section 6.10 if, (a) despite Borrowers’ diligent conduct, the Borrower’s independent public accountants decline to meet or discuss with the Administrative Agent, or (b) despite Borrowers’ diligent conduct a tenant at a Property does not permit the Administrative Agent to inspect such Property.

6.11     Use of Proceeds. Use the proceeds of the Credit Extensions solely for the following purposes: (a) to finance the acquisition of real properties and for other investments permitted under Section 7.02; (b) to finance investments associated with Sponsored REITS, including without limitation, loans to Sponsored REITS and the purchase of preferred stock in Sponsored REITS; (c) to refinance and/or retire existing Indebtedness, including, without limitation, the repayment of the Original Credit Agreement and (d) for working capital and other general business purposes, provided, however that no Credit Extensions shall be used to make Restricted Payments.

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6.12     Additional Borrowers.

(a)     If any Person (other than an Excluded Subsidiary or a Sponsored REIT) becomes a Wholly-Owned Subsidiary of any Borrower or if at any time any Person formerly qualifying as an Excluded Subsidiary ceases to meet the requirements for qualification as an Excluded Subsidiary, the Borrower shall, on or prior to the date that Borrower’s next quarterly Compliance Certificate is due pursuant to Section 6.02(a)(i) cause such Person to become a Borrower by executing and delivering to the Administrative Agent the Joinder Documents, and the Borrower shall cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii), (iv), (v), (vii) and (ix) of Section 4.01(a) (unless waived by Administrative Agent), all in form, content and scope similar to those provided with respect to the Borrower as of Closing. Notwithstanding the immediately preceding sentence, if the date on which any Person (other than an Excluded Subsidiary or a Sponsored REIT) becomes a Wholly-Owned Subsidiary of any Borrower or if at any time any Person formerly qualifying as an Excluded Subsidiary ceases to meet the requirements for qualification as an Excluded Subsidiary occurs after the end of a fiscal quarter but on or before the date of Borrower’s delivery of the Compliance Certificate for such quarter, the Borrower shall cause such Person to become a Borrower, in the manner described above, on or prior to the date that Borrower’s next quarterly Compliance Certificate is due pursuant to Section 6.02(a)(i). No Person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code shall become a Borrower pursuant to this Section 6.12(a) unless all Lenders consent thereto in writing.

(b)     Notwithstanding any other provisions of this Agreement to the contrary (x) to the extent (I) a Borrower (other than FSP) anticipates becoming or intends to become an Excluded Subsidiary, (II) a Borrower (other than FSP) intends to dispose of a Property and/or all or substantially all of its assets, or (III) FSP or a Borrower intends to dispose of its Equity Interests in a Borrower, and (y) the release as a Borrower hereunder of such Borrower referred to in clause (I), Borrower referred to in clause (II) or the Borrower whose Equity Interests are to be disposed of as contemplated by clause (III), as applicable, will not, on a pro forma basis with respect to the financial covenants contained in Section 7.11 hereof, give rise to one or more Defaults and/or Events of Default, such Borrower referred to in clause (I), Borrower referred to in clause (II) or Borrower whose Equity Interests are to be disposed of as contemplated by clause (III), as applicable, shall be released as a Borrower hereunder and such Person’s Property shall be released from the Unencumbered Asset Pool in accordance with the following:

(i)     the Borrower shall deliver to the Administrative Agent, not less than ten (10) days prior to the anticipated or intended release of a Wholly-Owned Subsidiary hereunder, a Pro Forma Compliance Certificate of a Responsible Officer of the Borrower in form attached as Exhibit E-2, certifying that, (x) immediately before and immediately after such release the Borrower will be in compliance with the covenants set forth in Section 7.11 of this Agreement, and (y) to such Responsible Officer’s knowledge, immediately prior to such release and immediately following such release, no Default or Event of Default exists or will exist under the Agreement or any of the other Loan Documents; and

(ii)     the Borrower or Borrower whose Equity Interests are to be disposed of as contemplated in clause (III) of Section 6.12(b), as applicable, shall automatically be deemed released as a Borrower hereunder, and the applicable Property shall be deemed released from the Unencumbered Asset Pool, effective as of the date of the Disposition of the Property, assets or Equity Interests, as applicable, or financing with Secured Indebtedness of such Person and/or its Property.

The Administrative Agent shall, upon written request therefor given by Borrower after such release has become effective, provide a written confirmation of the release of the applicable Person as an obligor hereunder and the other Loan Documents.

(c)     Notwithstanding any other provisions of this Agreement to the contrary (x) to the extent the Borrower desires a release of a Property from the Unencumbered Asset Pool but the applicable Borrower owning such Property will not qualify as an Excluded Subsidiary after the release of such Property and (y) the release of such Property hereunder will not, on a pro forma basis with respect to the financial covenants contained in Section 7.11, give rise to one or more Defaults and/or Events of Default, such Property may be released from the Unencumbered Asset Pool (but the Person owning such Property shall not be released as a Borrower hereunder) in accordance with the following:

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(i)     the Borrower shall deliver to the Administrative Agent, not less than ten (10) days prior to the anticipated or intended release of such Property from the Unencumbered Asset Pool a Pro Forma Compliance Certificate of a Responsible Officer of the Borrower in form attached as Exhibit E-2, certifying that, (x) immediately before and immediately after such release the Borrower will be in compliance with the covenants set forth in Section 7.11 of this Agreement, and (y) to such Responsible Officer’s knowledge, immediately prior to such release and immediately following such release, no Default or Event of Default exists or will exist under the Agreement or any of the other Loan Documents; and

(ii)     the applicable Property shall automatically be deemed released from the Unencumbered Asset Pool effective as of the date of the Disposition or the date of the financing with Secured Indebtedness of such Property but the Person owning such Property, to the extent not qualifying as an Excluded Subsidiary, shall not be released as a Borrower hereunder.

(d)     For purposes of clarification, (i) the Borrower may, at any time, elect to cause an Excluded Subsidiary to become a Borrower hereunder, and (ii) no assets owned or held directly by any Excluded Subsidiary shall be included in any calculation involving the value of or income from Properties comprising of the Unencumbered Asset Pool unless such Excluded Subsidiary is a Borrower as of the date of such calculation and such assets meet the criteria for inclusion in the Unencumbered Asset Pool as set forth in the definition of “Unencumbered Asset Pool”.

(e)     The Administrative Agent will provide notice to the Lenders of any Borrower or Property additions or releases pursuant to this Section 6.12.

6.13     REIT Status. At all times comply with all applicable provisions of the Code necessary to allow FSP to qualify for status as a real estate investment trust.

6.14     Reserved.

6.15     Material Contracts. Comply in all material respects with the terms and conditions of all Contractual Obligations except in such instance where the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect and, with respect to any Indebtedness of any Consolidated Party having a principal amount (including undrawn committed or available amounts ) of at least $20,000,000, within thirty (30) days after closing on such Indebtedness, disclose in writing to Administrative Agent the financial covenant requirements applicable thereto.

6.16     Further Assurances.

At the cost and expense of Borrower and upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than unasserted indemnification obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, directly or indirectly:

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7.01     Liens. Create, incur, assume or permit to exist any Lien with respect to any of its property, assets or revenues, whether now owned or hereafter acquired (or permit any other Subsidiary to do so), other than Permitted Liens.

7.02     Investments. Make any Investments, except:

(a)     Investments in Projects Under Development, undeveloped land holdings, Joint Venture Projects and Joint Ventures, Securities Holdings and Mortgages to the extent such Investments are not prohibited under Sections 7.11(h);

(b)     Investments held by the Borrower in the form of Cash Equivalents;

(c)     Investments of the Borrower, directly or indirectly, in any other Borrower and/or in any Subsidiary (including without limitation, any Excluded Subsidiary);

(d)     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)     Investments held by the Borrower in the form of acquiring, developing, maintaining and operating income producing Properties;

(f)     Investments held by the Borrower in Sponsored REITs, including loans and mortgages to and purchases of preferred Equity Interests in Sponsored REITs; and

(g)     Investments listed on Schedule 7.02(g).

7.03     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (or permit any other Subsidiary to do so), except:

(a)     Indebtedness under the Loan Documents; and

(b)     any other Indebtedness (including, without limitation, Guarantees of the Borrower in respect of Indebtedness otherwise permitted hereunder) to the extent such Indebtedness is not prohibited under Section 7.11; provided, that to the extent such Indebtedness is in the form of obligations under any Swap Contract (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract contains provisions exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

7.04     Fundamental Changes. Except as otherwise permitted under this Agreement, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)     any Subsidiary may merge with (i) the Borrower, or (ii) any one or more other Subsidiaries, provided that when any Borrower is merging with another Subsidiary, such Borrower shall be the continuing or surviving Person (or the transaction must be undertaken in compliance with Section 6.12) and the Borrower shall continue to remain in compliance with Section 7.11 and the merging Borrower shall not be or become an Excluded Subsidiary as a result of such transaction);

(b)     any Borrower or Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Borrower, then the transferee must be a Borrower or the transaction must be undertaken in accordance with Section 6.12 hereof;

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(c)     all or substantially all of the assets or all of the Equity Interests of Borrower or a Subsidiary may be Disposed of to the extent such Disposition is permitted pursuant to Section 7.05; and

(d)     FSP may acquire a Sponsored REIT by merger or consolidation provided that FSP is the surviving Person or a Person wholly-owned by FSP is the surviving Person and Borrower shall continue to remain in compliance with Section 7.11.

7.05     Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)     Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)     Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(c)     Dispositions of property by any Borrower or any Subsidiary to a Borrower (provided after such Disposition, Borrower remains in compliance with Section 7.11 and the transferee Borrower shall not be or become an Excluded Subsidiary as a result of such transaction) or to any Subsidiary thereof; provided that if the transferor of such property is a Borrower, the transferee thereof must be a Borrower;

(d)     Dispositions permitted by Section 7.04(a) – (b); and

(e)     Dispositions to the extent that at the time of such Disposition Borrower has complied with the applicable provisions of Section 6.12 hereof.

7.06     Reserved.

7.07     Change in Nature of Business. Engage in (or permit any other Subsidiary to engage in) any material line of business substantially different from those lines of business conducted by the Borrower and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08     Transactions with Affiliates. Permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.08 or (b) transactions not otherwise prohibited hereunder and consistent with past practices, upon fair and reasonable terms which are no less favorable to the Borrower, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate or (c) transactions not otherwise prohibited hereunder among the Borrowers, Subsidiaries and Sponsored REITS.

7.09     Burdensome Agreements. Except in connection with any transaction not prohibited hereunder, enter into or permit any Subsidiary to enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of any Subsidiary to become a borrower hereunder or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that this Section 7.09 shall not be deemed to restrict the ability of FSP or any Excluded Subsidiary from entering into Contractual Obligations of any type related to Indebtedness provided such Indebtedness does not impose a lien on any Unencumbered Asset Pool Properties or the Equity Interests of any Borrower and provided further that such Indebtedness would not result in a breach of the financial covenants set forth in Section 7.11 of this Agreement.

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7.10     Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (ii) other than for the express purposes permitted by Section 6.11 of this Agreement.

7.11     Financial Covenants. Fail, at any time, to comply with any of the following financial covenants on a consolidated basis provided that such covenants shall be calculated as of the last day of a calendar quarter:

(a)     Minimum Tangible Net Worth. Borrower shall maintain a Tangible Net Worth equal to or in excess of $653,000,000 plus seventy-five percent (75%) of the aggregate net proceeds received by Borrower in connection with any offering of stock or other equity in FSP after the Closing Date.

(b)     Maximum Leverage Ratio. Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value to exceed 0.60:1.0.

(c)     Maximum Secured Leverage Ratio. Borrower shall not permit the ratio of Total Secured Indebtedness (excluding the Credit Extensions) to Total Asset Value to exceed 0.30:1.0.

(d)     Minimum Fixed Charge Coverage Ratio. Borrower shall not permit the ratio of Adjusted EBITDA to Fixed Charges to be less than 1.50:1.0.

(e)     Maximum Unencumbered Leverage Ratio. Borrower shall not permit the ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 0.60:1.0.

(f)     Minimum Unsecured Debt Service Coverage. Borrower shall not permit the ratio of Unencumbered NOI to the Mortgageability Amount to be less than 1.60:1.0. For the purpose of calculating NOI for this covenant 7.11(f), items (a)-(d) of the definition of Net Operating Income shall be adjusted to (i) exclude the amount attributable to the Properties disposed of during such fiscal quarter and (ii) adjust the amount attributable to Properties owned less than a full fiscal quarter so that such amount is grossed up as if the Property had been owned for the entire fiscal quarter.

(g)     Dividends and Distributions. To the extent an Event of Default exists or would result therefrom, Borrower shall not make Restricted Payments.

(h)     Investments. Borrower shall not permit the aggregate value of the following items of all Consolidated Parties to exceed ten percent (10%) of Total Asset Value: (A) the total cost budget of Projects Under Development; plus (B) the cost value of all undeveloped holdings (raw land or land which is not otherwise an operating property other than any properties determined to be Projects Under Development) determined in accordance with GAAP; plus (C) the value of all Joint Venture Projects plus, without duplication, the cost-basis value of the Consolidated Parties’ investment in Joint Ventures (in each case taking into account the Consolidated Parties’ Equity Percentage thereof); plus (D) the value of Securities Holdings held by the Consolidated Parties; plus (E) the value of all Mortgages (excluding loans to Sponsored REITS) held by the Consolidated Parties; plus (F) the value of all foreign investments held by the Consolidated Parties.

(i)     Maximum Secured Recourse Indebtedness Value. Borrower shall not permit Secured Recourse Indebtedness of FSP to exceed Fifty Million Dollars ($50,000,000) in the aggregate. No Borrowers other than FSP shall be permitted to have Secured Recourse Indebtedness.

7.12     Organizational Documents. Permit any Borrower to amend, modify, waive or change its Organization Documents in a manner materially adverse to the interests of the Lenders in any material respect, or in a manner that would reasonably be expected to have a Material Adverse Effect on the Borrower.

7.13     Reserved.

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7.14     Sale Leasebacks. Except as would not reasonably be expected to have a Material Adverse Effect, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Person intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Person to another Person which is not a Consolidated Party in connection with such lease.

7.15     Prepayments of Indebtedness. If any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, with respect to Borrower and any Subsidiary thereof (i)  amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness of such Person if such amendment or modification would accelerate the maturity date of such Indebtedness or would require an unscheduled payment of such Indebtedness or would effect any type of transfer of property or assets in payment of Indebtedness or would otherwise have the effect of prepaying such Indebtedness or (ii) prepay, any Indebtedness of such Person.

7.16     Changes in Accounting. Except as required by Laws or GAAP, permit any Borrower or any Subsidiary thereof to make any changes in accounting policies or reporting practices.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default. Any of the following shall constitute an Event of Default:

(a)     Non-Payment. The Borrower fails to pay (i) within five (5) days after the same is required to be paid herein (other than at the Revolver Maturity Date, whether at stated maturity, by acceleration or otherwise, as to which such five (5) day period shall not apply), any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due (other than at the Revolver Maturity Date, whether at stated maturity, by acceleration or otherwise, as to which such five (5) day period shall not apply), any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after written notice from Administrative Agent that the same has become due and payable, any other amount payable hereunder or under any other Loan Document; or

(b)     Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.11, or 6.12 or Article VII; or

(c)     Other Defaults. Any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained herein or in any other Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after delivery of written notice thereof from Administrative Agent, provided that in the case of any such default which is susceptible to cure but cannot be cured within thirty (30) days through the exercise of reasonable diligence, if such Borrower commences such cure within the initial thirty (30) days period and thereafter diligently prosecutes same to completion, such period of thirty (30) days shall be extended for such additional period of time as may be reasonably necessary to cure same, but in no event shall such extended period exceed sixty (60) additional days; or

(d)     Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished by Borrower pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall be incorrect or misleading in any material respect when made or deemed made; or

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(e)     Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment prior to the delinquency thereof (whether as a result of scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount of more than the Threshold Amount, or (B) fails to observe or perform, beyond any applicable notice and cure periods, any other material agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due prior to its stated maturity or such Indebtedness to be repurchased, prepaid, defeased or redeemed prior to its stated maturity other than due to the voluntary act of Borrower or any Subsidiary, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (except for any default or other event which arises in connection with the disposition of assets, or a change of control of or the sale of any equity interest in any Subsidiary, so long as such Indebtedness or Guarantee is repaid in full substantially simultaneously with such disposition or change of control); and/or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is the sole Affected Party (as so defined) and all transactions covered by such Swap Contract are Affected Transactions (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that to the extent such Swap Contract is governed by a master agreement, an Early Termination Date (as so defined) has been designated in respect of all transactions under such master agreement; or

(f)     Insolvency Proceedings, Etc. Any Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Borrower and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Borrower or to all or any material part of its property is instituted without the consent of such Borrower and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) Any Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)     Judgments. There is entered against any Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or during which such judgment is not discharged or vacated; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)     Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than in accordance with the terms hereof or thereof, or satisfaction in full of all the Obligations, is revoked, terminated, canceled or rescinded, without the prior written approval of Administrative Agent; or any Borrower commences any legal proceeding at law or in equity to contest, or make unenforceable, cancel, revoke or rescind any of the Loan Documents; or

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(k)     Change of Control. There occurs any Change of Control.

8.02     Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)     declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)     require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)     exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or under applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.17; and

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Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01     Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third-party beneficiary of any of such provisions.

9.02     Rights as a Lender The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06     Resignation of Administrative Agent. (a)     The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. The Administrative Agent will endeavor to give Borrower advance notice of its intention to resign. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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(b)     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunner(s), Arranger(s), Documentation Agent(s), Syndication Agent(s) or other titles as necessary listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(h) and (i), 2:10 and 10.04) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2:10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

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9.10     Release from Obligations under Loan Documents. The Lenders irrevocably authorize the Administrative Agent to release any Borrower (other than FSP) from its obligations hereunder and under each of the other Loan Documents to the extent such release is requested by FSP or such Borrower in accordance the provisions set forth in Section 6.12(b) hereof and upon the satisfaction of the conditions set forth in such Section 6.12(b) (as reasonably determined by the Administrative Agent). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to grant releases and terminations pursuant to this Section 9.10. Further, the Administrative Agent is hereby authorized by the Lenders, upon the request of FSP or a Borrower that is released pursuant to Section 6.12(b) hereof, to execute and deliver to FSP and such Borrower a document (in form and substance acceptable to the Administrative Agent) evidencing such release.

ARTICLE X.
MISCELLANEOUS

10.01     Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)     waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)     extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)     postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or amend the definition of “Revolver Extended Maturity Date” without the written consent of each Lender directly affected thereby; provided however that the Lenders’ consent shall not be required for an extension of the Revolver Maturity Date provided for under Section 2.15 hereof;

(d)     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or (ii) to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)     change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f)     change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to any Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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10.02     Notices; Effectiveness; Electronic Communication.

(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)     if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that the Borrower has marked “PUBLIC”).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given upon confirmation of receipt; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if confirmation of receipt does not occur during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)     The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(d)     Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier, or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)     Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03     No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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10.04     Expenses; Indemnity; Damage Waiver.

(a)     Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein (without duplication of any expenses paid by Borrower pursuant to the Fee Letter relating to syndication of the credit facilities), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)     Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claims or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto IN ALL CASES WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)     Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s applicable Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

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(d)     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)     Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

(f)     Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05     Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06     Successors and Assigns.

(a)     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly provided herein, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

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(i)     Minimum Amounts.

(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of the Swing Line Lender’s rights and obligations in respect of Swing Line Loans. Each assignment shall be of an equal proportionate share of the assigning Lender’s rights and obligations under the Revolving Loan Commitment and Term Loan Commitment;

(iii)     Required Consents. No consent shall be required for any assignment, except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)     the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment; or (2) such assignment is to a Lender, an Affiliate of a Lender, or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)     the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)     the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(v)     No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, or (D) to a competitor of the Borrower listed on Schedule 10.06(b)(v) attached hereto, as such schedule may be updated from time to time as approved by the Administrative Agent .

(vi)     Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its applicable Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)     Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)     Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the lettered items of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e)     Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)     Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)     Intentionally Omitted.

(h)     Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07     Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives SOLELY IN CONNECTION WITH THIS Agreement and the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this

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Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, all such information shall be deemed to be confidential unless the Borrower or such Subsidiary has clearly and conspicuously marked such information as “PUBLIC” in accordance with Section 6.02 hereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

10.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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10.10     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)     the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)     such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

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(d)     such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14     Governing Law; Jurisdiction; Etc.

(a)     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW).

(b)     SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)     WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)     SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10.16     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B)  the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17     Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18     USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19     Time of the Essence. Time is of the essence of the Loan Documents.

10.20     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[remainder of page left intentionally blank – signature pages, exhibits and schedules to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                                                                 FRANKLIN STREET PROPERTIES CORP.,
a Maryland corporation

By:       /s/ George J. Carter
Name: George J. Carter
Title: President

FSP HOLDINGS LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP INVESTMENTS LLC,
a Massachusetts limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP PROPERTY MANAGEMENT LLC,
a Massachusetts limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: Executive Vice President

FSP PROTECTIVE TRS CORP.,
a Massachusetts corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-1

FSP HILLVIEW CENTER LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: /s/ George J. Carter
Name: George J. Carter
Title: President

FSP MONTAGUE BUSINESS CENTER CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP GREENWOOD PLAZA CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 380 INTERLOCKEN CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 390 INTERLOCKEN LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP BLUE LAGOON DRIVE LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-2

FSP ONE LEGACY CIRCLE LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP ONE OVERTON PARK LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP ONE RAVINIA DRIVE LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP NORTHWEST POINT LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP RIVER CROSSING LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-3

FSP EAST BALTIMORE STREET LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP EDeN BLUFF CORPORATE CENTER I LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 121 South eighth street LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 1410 east renner road LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP LAKESIDE CROSSING I LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-4

FSP LEGACY TENNYSON CENTER LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP FOREST PARK IV NC LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:     FSP Forest Park IV LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP PARK SENECA LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP ADDISON CIRCLE LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Addison Circle LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP COLLINS CROSSING LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Collins Crossing LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

S-5

FSP ELDRIDGE GREEN LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Eldridge Green LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP LIBERTY PLAZA LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Holdings LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP PARK TEN LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Park Ten LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP PARK TEN PHASE II LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Park Ten Development LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP,
a Texas limited partnership

By:	FSP WILLOW BEND OFFICE CENTER LLC, its General Partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

S-6

FSP dulles virginia LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP INNSBROOK CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 4807 STONECROFT BOULEVARD LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 4820 EMPEROR BOULEVARD LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP 909 DAVIS STREET LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP ADDISON CIRCLE CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-7

FSP ADDISON CIRCLE LLC, a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP BLUE LAGOON DRIVE CORP., a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP COLLINS CROSSING CORP., a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP COLLINS CROSSING LLC, a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP ELDRIDGE GREEN CORP., a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP ELDRIDGE GREEN LLC, a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-8

FSP EMPEROR BOULEVARD LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	FSP 4820 Emperor Boulevard LLC, its general partner

By: /s/ George J. Carter

Name: George J. Carter

Title: President

FSP FOREST PARK IV LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP PARK TEN DEVELOPMENT CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP PARK TEN DEVELOPMENT LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP PARK TEN LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

FSP WILLOW BEND OFFICE CENTER CORP.,
a Delaware corporation

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-9

FSP WILLOW BEND OFFICE CENTER LLC,
a Delaware limited liability company

By:      /s/ George J. Carter
Name: George J. Carter
Title: President

S-10

LENDERS/AGENT:                                           BANK OF AMERICA, N.A.,
individually in its capacity as Administrative Agent

By: /s/ Oltiana Pappas
Name: Oltiana Pappas
Title: Senior Vice President

[signature pages continue]

S-11

BANK OF AMERICA, N.A.,
individually in its capacity as a Lender, L/C Issuer
and Swing Line Lender

By: /s/ Oltiana Pappas
Name: Oltiana Pappas
Title: Senior Vice President

[signature pages continue]

S-12

COMPASS BANK,
an Alabama banking corporation, individually in its capacity as a Lender and Documentation Agent

By: /s/ S. Kent Gorman
Name: S. Kent Gorman
Title: Senior Vice President

[signature pages continue]

S-13

REGIONS BANK, individually in its capacity as a Lender and Syndication Agent

By: /s/ Paul E. Burgan
Name: Paul E. Burgan
Title: Vice President

[signature pages continue]

S-14

RBS CITIZENS, NATIONAL ASSOCIATION,
as Syndication Agent and individually in its capacity as a Lender

By: /s/ Lisa M. Greeley
Name: Lisa M. Greeley
Title: Senior Vice President

[signature pages continue]

S-15

BANK OF MONTREAL,
as Syndication Agent and individually in its capacity as a Lender

By: /s/ Lloyd Baron
Name: Lloyd Baron
Title: Vice President

[signature pages continue]

S-16

PNC BANK, NATIONAL ASSOCIATION,
individually in its capacity as a Lender and Documentation Agent

By: /s/ Douglas E. Blackman
Name: Douglas E. Blackman
Title: Senior Vice President

[signature pages continue]

S-17

U. S. BANK NATIONAL ASSOCIATION,
individually in its capacity as a Lender

By: /s/ David Heller
Name: David Heller
Title: Senior Vice President

[signature pages continue]

S-18

CAPITAL ONE, N.A.,
individually in its capacity as a Lender

By: /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

[signature pages continue]

S-19

BRANCH BANKING AND TRUST COMPANY,
individually in its capacity as a Lender

By: /s/ Ahaz A. Armstrong
Name: Ahaz A. Armstrong
Title: Assistant Vice President

[signature pages continue]

S-20

TD BANK, N.A.,
individually in its capacity as a Lender

By: /s/ Kerin D. Green
Name: Kerin D. Green
Title: Senior Vice President

EXHIBIT A-1

FORM OF REVOLVER COMMITTED LOAN NOTICE

Date: ___________, _____

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. and the Wholly-Owned Subsidiaries thereof party thereto (collectively, the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

[_] A Borrowing of Revolver Committed Loans      [_] A conversion or continuation of Revolving Loans

1.	On ______________________________ (a Business Day).

2.	In the amount of $_______________.

3.	Comprised of _______________________________.
[Type of Revolver Committed Loan requested]

4.	For Eurodollar Rate Committed Loans: with an Interest Period of __________ months.

The Committed Borrowing, if any, requested herein complies with clause (i) of the proviso to the first sentence of Section 2.01(a) of the Agreement.

BORROWER:	FRANKLIN STREET PROPERTIES CORP., a Maryland corporation By: ________________________________ Name: Title:

Exhibit A-1 – Page 1
Form of Revolver Committed Loan Notice

EXHIBIT A-2

FORM OF TERM COMMITTED LOAN NOTICE

Date: ___________, _____

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. and the Wholly-Owned Subsidiaries thereof party thereto (collectively, the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a conversion or continuation of Term Loans:

1.	On ______________________________ (a Business Day).
2.	In the amount of $_______________.

3.	Comprised of _______________________________.
[Type of Committed Loan requested]
4.	For Eurodollar Rate Committed Loans: with an Interest Period of __________ months.

BORROWER:	FRANKLIN STREET PROPERTIES CORP., a Maryland corporation By: ________________________________ Name: Title:

Exhibit A-2 – Page 1
Form of Term Committed Loan Notice

EXHIBIT B

OPINION MATTERS

 The following opinions are to be covered by the legal opinion letter:

1.      FSP is a corporation validly existing and in good standing under the laws of the State of Maryland, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as it is, to our knowledge, currently conducted. Each of the Massachusetts LPs is a limited partnership validly existing under the laws of the Commonwealth of Massachusetts, and has all requisite partnership power and authority to own its properties and assets and to conduct its business as, to our knowledge, it is currently conducted. Each of Investments and Property Management is a limited liability company validly existing under the laws of the Commonwealth of Massachusetts, and has all requisite limited liability company power and authority to own its properties and assets and to conduct its business as, to our knowledge, it is currently conducted. Each of the Delaware Corporate Subsidiaries is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as it is, to our knowledge, currently conducted. Each of the Delaware LLC Subsidiaries is a limited liability company validly existing under the laws of the State of Delaware, and has all limited liability company power to own its properties and assets and to conduct its business, as it is, to our knowledge, currently conducted. Each of the Texas Subsidiaries is a limited partnership validly existing under the laws of the State of Texas. Forest Park LP is a limited partnership validly existing under the laws of the State of North Carolina. Each of the Borrowers set forth on Schedule II attached hereto is qualified to transact business in the jurisdictions indicated on Schedule II attached hereto, as the case may be.

2.      Each of FSP, Protective TRS and each of the Delaware Corporate Subsidiaries has all requisite corporate power and authority to execute and deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions contemplated thereby.

3.      Each of Investments, Property Management and each of the Delaware LLC Subsidiaries has all requisite limited liability company power and authority to execute and deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions contemplated thereby.

4.      Each of the Massachusetts LPs has all partnership power and authority to execute and deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions contemplated thereby.

5.      The execution, delivery and performance by each of FSP, Protective TRS and each of the Delaware Corporate Subsidiaries of each Credit Document to which it is a party have been duly authorized by all necessary corporate action on the part of such Borrower.

6.      The execution, delivery and performance by each of the Delaware LLC Subsidiaries of each Credit Document to which it is a party have been duly authorized by all necessary limited liability company action on the part of such Borrower.

7.      The execution, delivery and performance by each of the Massachusetts LPs of each Credit Document to which it is a party have been duly authorized by all necessary partnership action on the part of such Borrower.

8.      Each of the Credit Documents has been duly executed and delivered by each MD-MA-DE Borrower which is a party thereto.

Exhibit B – Page 1
Opinion Matters

9.      Each of the Credit Documents constitutes the valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms.

10.      The execution and delivery by the MD-MA-DE Borrowers of each of the Credit Documents to which such MD-MA-DE Borrowers are parties and the consummation of the transactions contemplated thereby, do not (a) violate the provisions of the respective Charters, the Bylaws, the Operating Agreements of such MD-MA-DE Borrowers or the Partnership Agreements; or (b) violate the provisions of the state laws of the Commonwealth of Massachusetts, the state laws of the State of New York, the Delaware Limited Liability Company statute, the DGCL Statute, the Maryland General Corporation Law or the federal laws of the United States of America, in each case, to the extent applicable to the respective MD-MA-DE Borrowers.

11.      The execution and delivery by the TX-NC Subsidiaries of the Credit Documents and the consummation of the transactions contemplated thereby, do not violate the provisions of the state laws of the State of New York or the federal laws of the United States of America to the extent applicable to the respective TX-NC Subsidiaries.

12.      The execution and delivery by the Borrower of each of the Credit Documents and the consummation of the transactions contemplated thereby, do not violate, result in a breach or termination of, or a default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or cause the creation of any lien, security interest, charge or other encumbrance upon the properties or assets of the Borrower pursuant to any agreement which has been filed by FSP with the Securities and Exchange Commission (the “SEC”) as an exhibit to FSP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, or any other report or registration statement subsequently filed by the Company with the SEC, in each case as listed on Schedule III attached hereto.

13.      FSP is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

14.      No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America, the State of Maryland, the State of New York or the Commonwealth of Massachusetts is required on the part of any Borrower for the execution, delivery or performance by the Borrower of the Credit Documents to which such Borrower is a party.

*Note, no opinion covering the matters contained in 4,7 and 8 above is given with respect to FSP Forest Park IV NC Limited Partnership, a North Carolina limited partnership.

Exhibit B – Page 2
Opinion Matters

EXHIBIT C

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. and the Wholly-Owned Subsidiaries thereof from time to time party thereto (collectively, the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On ______________________________ (a Business Day).
2.	In the amount of $_______________.

The Swing Line Borrowing requested herein complies with the requirements of (A) clause (i) of the first proviso to the first sentence of Section 2.05(a) of the Agreement, and (B) the second proviso to the first sentence of Section 2.05(a) of the Agreement.

BORROWER:	Franklin Street Properties Corp., a Maryland corporation By: ________________________________ Name: Title:

Exhibit C - Page 1
Form of Swing Line Loan Notice

EXHIBIT D-1

FORM OF REVOLVER NOTE

___________ , 2012

FOR VALUE RECEIVED, the undersigned (individually and collectively the “Borrower”), jointly and severally hereby promise to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower jointly and severally promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolver Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolver Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolver Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolver Note.

THIS REVOLVER NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

[Remainder of Page Intentionally Blank]

Exhibit D-1 – Page 1
Form of Revolver Note

IN WITNESS WHEREOF, the parties hereto have caused this Revolver Note to be duly executed as of the date first above written.

BORROWER:	FRANKLIN STREET PROPERTIES CORP.,
a Maryland corporation

	By:	____________________________ Name: Title:

FSP HOLDINGS LLC,
a Delaware limited liability company

By:     ___________________________

Name:
Title:

FSP INVESTMENTS LLC,
a Massachusetts limited liability company

By:     ____________________________

Name:
Title:

FSP PROPERTY MANAGEMENT LLC,
a Massachusetts limited liability company

By:     ____________________________

Name:

Title:

FSP PROTECTIVE TRS CORP.,
a Massachusetts corporation

By:     ____________________________

Name:

Title:

Exhibit D-1 – Page 2
Form of Revolver Note

FSP HILLVIEW CENTER LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP MONTAGUE BUSINESS CENTER CORP.,
a Delaware corporation

By:     ___________________________

Name:

Title:

FSP GREENWOOD PLAZA CORP.,
a Delaware corporation

By:     ___________________________

Name:

Title:

FSP 380 INTERLOCKEN CORP.,
a Delaware corporation

By:     ___________________________

Name:

Title:

FSP 390 INTERLOCKEN LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP BLUE LAGOON DRIVE LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

Exhibit D-1 – Page 3
Form of Revolver Note

FSP ONE LEGACY CIRCLE LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP ONE OVERTON PARK LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP ONE RAVINIA DRIVE LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP NORTHWEST POINT LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP RIVER CROSSING LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

Exhibit D-1 – Page 4
Form of Revolver Note

FSP EAST BALTIMORE STREET LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP EDeN BLUFF CORPORATE CENTER I LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP 121 South eighth street LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP 1410 east renner road LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP LAKESIDE CROSSING I LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

Exhibit D-1 – Page 5
Form of Revolver Note

FSP LEGACY TENNYSON CENTER LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP FOREST PARK IV NC LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:     FSP Forest Park IV LLC, its General Partner

By: ____________________________

Name:
Title:

FSP PARK SENECA LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP ADDISON CIRCLE LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Addison Circle LLC, its General Partner

By: ____________________________

Name:
Title:

FSP COLLINS CROSSING LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Collins Crossing LLC, its General Partner

By: ____________________________

Name:
Title:

Exhibit D-1 – Page 6
Form of Revolver Note

FSP ELDRIDGE GREEN LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Eldridge Green LLC, its General Partner

By: ____________________________

Name:
Title:

FSP LIBERTY PLAZA LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP PARK TEN LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Park Ten LLC, its General Partner

By: ____________________________

Name:
Title:

FSP PARK TEN PHASE II LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Park Ten Development LLC, its General Partner

By: ____________________________

Name:
Title:

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP,
a Texas limited partnership

By:	FSP WILLOW BEND OFFICE CENTER LLC, its General Partner

By: ____________________________

Name:
Title:

Exhibit D-1 – Page 7
Form of Revolver Note

FSP dulles virginia LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP INNSBROOK CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP 4807 STONECROFT BOULEVARD LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP 4820 EMPEROR BOULEVARD LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP 909 DAVIS STREET LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP ADDISON CIRCLE CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

Exhibit D-1 – Page 8
Form of Revolver Note

FSP ADDISON CIRCLE LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP BLUE LAGOON DRIVE CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP COLLINS CROSSING CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP COLLINS CROSSING LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP ELDRIDGE GREEN CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP ELDRIDGE GREEN LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

Exhibit D-1 – Page 9
Form of Revolver Note

FSP EMPEROR BOULEVARD LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	FSP 4820 Emperor Boulevard LLC, its general partner

By:     ____________________________

Name:

Title:

FSP FOREST PARK IV LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP PARK TEN DEVELOPMENT CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP PARK TEN DEVELOPMENT LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP PARK TEN LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP WILLOW BEND OFFICE CENTER CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

Exhibit D-1 – Page 10
Form of Revolver Note

FSP WILLOW BEND OFFICE CENTER LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

Exhibit D-1 – Page 11
Form of Revolver Note

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Loan Made	Amount of Revolving Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

Exhibit D-1 – Page 12
Form of Revolver Note

EXHIBIT D-2

FORM OF TERM NOTE

___________ , 2012

FOR VALUE RECEIVED, the undersigned (individually and collectively the “Borrower”), jointly and severally hereby promise to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower jointly and severally promise to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Borrower may not reborrow any portion of the Term Loan once repaid. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

[Remainder of Page Intentionally Blank]

Exhibit D-2 – Page 1
Form of Term Note

IN WITNESS WHEREOF, the parties hereto have caused this Term Note to be duly executed as of the date first above written.

BORROWER:	FRANKLIN STREET PROPERTIES CORP.,
a Maryland corporation

	By:	____________________________ Name: Title:

FSP HOLDINGS LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP INVESTMENTS LLC,
a Massachusetts limited liability company

By:     ____________________________

Name:

Title:

FSP PROPERTY MANAGEMENT LLC,
a Massachusetts limited liability company

By:     ____________________________

Name:

Title:

FSP PROTECTIVE TRS CORP.,
a Massachusetts corporation

By:     ____________________________

Name:

Title:

Exhibit D-2 – Page 2
Form of Term Note

FSP HILLVIEW CENTER LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP MONTAGUE BUSINESS CENTER CORP.,
a Delaware corporation

By:     ___________________________

Name:

Title:

FSP GREENWOOD PLAZA CORP.,
a Delaware corporation

By:     ___________________________

Name:

Title:

FSP 380 INTERLOCKEN CORP.,
a Delaware corporation

By:     ___________________________

Name:

Title:

FSP 390 INTERLOCKEN LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP BLUE LAGOON DRIVE LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

Exhibit D-2 – Page 3
Form of Term Note

FSP ONE LEGACY CIRCLE LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP ONE OVERTON PARK LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP ONE RAVINIA DRIVE LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP NORTHWEST POINT LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP RIVER CROSSING LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

Exhibit D-2 – Page 4
Form of Term Note

FSP EAST BALTIMORE STREET LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP EDeN BLUFF CORPORATE CENTER I LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP 121 South eighth street LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP 1410 east renner road LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP LAKESIDE CROSSING I LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

Exhibit D-2 – Page 5
Form of Term Note

FSP LEGACY TENNYSON CENTER LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP FOREST PARK IV NC LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:     FSP Forest Park IV LLC, its General Partner

By: ____________________________

Name:
Title:

FSP PARK SENECA LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP ADDISON CIRCLE LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Addison Circle LLC, its General Partner

By: ____________________________

Name:
Title:

FSP COLLINS CROSSING LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Collins Crossing LLC, its General Partner

By: ____________________________

Name:
Title:

Exhibit D-2 – Page 6
Form of Term Note

FSP ELDRIDGE GREEN LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Eldridge Green LLC, its General Partner

By: ____________________________

Name:
Title:

FSP LIBERTY PLAZA LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Holdings LLC, its General Partner

By: ____________________________

Name:
Title:

FSP PARK TEN LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Park Ten LLC, its General Partner

By: ____________________________

Name:
Title:

FSP PARK TEN PHASE II LIMITED PARTNERSHIP,
a Texas limited partnership

By:     FSP Park Ten Development LLC, its General Partner

By: ____________________________

Name:
Title:

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP,
a Texas limited partnership

By:	FSP WILLOW BEND OFFICE CENTER LLC, its General Partner

By: ____________________________

Name:
Title:

Exhibit D-2 – Page 7
Form of Term Note

FSP dulles virginia LLC,
a Delaware limited liability company

By:     ___________________________

Name:

Title:

FSP INNSBROOK CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP 4807 STONECROFT BOULEVARD LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP 4820 EMPEROR BOULEVARD LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP 909 DAVIS STREET LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP ADDISON CIRCLE CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

Exhibit D-2 – Page 8
Form of Term Note

FSP ADDISON CIRCLE LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP BLUE LAGOON DRIVE CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP COLLINS CROSSING CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP COLLINS CROSSING LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP ELDRIDGE GREEN CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP ELDRIDGE GREEN LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

Exhibit D-2 – Page 9
Form of Term Note

FSP EMPEROR BOULEVARD LIMITED PARTNERSHIP, a
Delaware limited partnership

By:	FSP 4820 Emperor Boulevard LLC, its general partner

By:     ____________________________

Name:

Title:

FSP FOREST PARK IV LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP PARK TEN DEVELOPMENT CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

FSP PARK TEN DEVELOPMENT LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP PARK TEN LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

FSP WILLOW BEND OFFICE CENTER CORP.,
a Delaware corporation

By:     ____________________________

Name:

Title:

Exhibit D-2 – Page 10
Form of Term Note

FSP WILLOW BEND OFFICE CENTER LLC,
a Delaware limited liability company

By:     ____________________________

Name:

Title:

Exhibit D-2 – Page 11
Form of Term Note

TERM LOAN AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

Exhibit D-2 – Page 12
Form of Term Note

EXHIBIT E-1

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _______________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. (“FSP”) and certain Wholly-Owned Subsidiaries of FSP from time to time party thereto (collectively, the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of FSP, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.      The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.      The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such fiscal period no Default or Event of Default has occurred and is continuing.]

--or—

Exhibit E-1
Form of Compliance Certificate

[to the knowledge of the undersigned, during such fiscal period the following Defaults and Events of Default exist:1]

4.      The representations and warranties of the Borrower contained in Article V of the Agreement are true and correct in all material respects on and as of the date hereof, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) except that (i) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (ii) the representations and warranties contained in Section 5.13(a) refer to the most recent update to Schedule 5.13(a) furnished pursuant to Section 6.02(a)(ii), and are true and correct in all material respects as of the effective date of such update, and (iii) the representations and warranties contained in the first and second sentences of Section 5.21 refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and are true and correct in all material respects as of the effective date of such update.

5.      The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the Financial Statement Date covered by this Certificate.

6.      The updates to Schedules 5.21 and 5.13(a) attached hereto and the list of all Projects Under Development attached hereto are true and accurate on and as of the Financial Statement Date covered by this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

BORROWER:	Franklin Street Properties Corp., a Maryland corporation By: ________________________________ Name: Title:

_________________

1 Specify nature and extent thereof and what action Borrower proposes to take with respect thereto.

Exhibit-E-1
Form of Compliance Certificate

SCHEDULE 1

Franklin Street Properties Corp.
Financial Covenants

__________ [Date]

(in thousands, except percentages and ratios)
UAP Financial Covenants: 1. Minimum Unsecured Debt Service Coverage
	Quarterly Unencumbered NOI	Mortgageability Amount	NOI to Mortgageability Amount

Equal to 1.6:1 or more
2. Maximum Unencumbered Leverage Ratio
	Unsecured Indebtedness	Unencumbered Asset Value	Leverage Ratio
Not to exceed 60% and no one Property to exceed 20%

Borrower Financial Covenants Maximum Leverage Ratio
	Total Indebtedness	Total Asset Value	Indebtedness to Total Asset Value

Not to exceed 60%

Total Asset Value

Unencumbered Asset Value (see Schedule A)

Encumbered Asset Value (see Schedule B)

Unrestricted Cash

Cash Equivalents

Book value of unimproved land holdings

Book value of construction in progress

Carrying value of performing mortgage loans

      Assets Held for Syndication

      Mortgage Loan Receivable

Investment in Sponsored REITs

Total Asset Value

Total Indebtedness Revolver Loan Balance Term Loan Balance Derivative Termination Value Secured Debt Other Indebtedness
Consolidated Parties’ Equity Percentage of Indebtedness of Unconsolidated Affiliates
Total Indebtedness

3. Maximum Secured Leverage Ratio Secured Indebtedness of the Consolidated Parties		$
Total Asset Value
% of Secured Indebtedness over Total Asset Value
Maximum % of secured Indebtedness not to exceed 30% of Total Asset Value

4. Maximum Secured Recourse Indebtedness Secured Recourse Indebtedness of FSP
Maximum Secured Recourse Indebtedness of FSP		$50,000.00

5. Minimum Fixed Charge Cover Ratio
Adjusted EBITDA	Fixed Charges	Adjusted EBITDA to Fixed Charge Ratio
Minimum 1.5:1 $

6. Minimum Tangible Net Worth2
Total Assets, less:		$
Book Value of Intangible Assets
Write-up of book value subsequent to Balance Sheet date
Subscriptions Receivable
Total Liabilities

 _____________________

2 Total Assets and Total Liabilities shall also exclude an asset or liability created by the Swap Termination Value.

Tangible Net Worth
Required Net Worth
Required as of [6/30/2012]	$653,000.00
Equity Offering after [6/30/2012] (add 75% of net proceeds from equity offerings)
ATM Equity Offering after [6/30/2012] (add 75% of net proceeds from equity offerings)
Required Net Worth

Franklin Street Properties Corp.
Financial Covenants

__________ [Date]

Schedule A
Unencumbered Asset Value
	Date	Cap Rate	Unencumbered Asset Value

Quarterly NOI	$

Annual NOI	x4
		$8.0%	$
Acquisition costs of new properties			$

Unencumbered Asset Value			$

Schedule B
Encumbered Asset Value
	Date	Cap Rate	Encumbered Asset Value

Quarterly NOI	$

Annual NOI	x4
		$8.0%	$
[Acquisition costs of new properties]			$

Encumbered Asset Value			$

Franklin Street Properties Corp.
Consolidated Balance Sheets

(Audited/Unaudited)

__________ [Date]

[To be inserted]

Franklin Street Properties Corp.
Consolidated Statement of Income

(Audited/Unaudited)

__________ [Date]

[To be inserted]

EBITDA
Net Income
Non-recurring/Extraordinary /GOS/Acq Cost
Interest including deferred financing costs
Taxes
Depreciation & Amortization
Amortization of leases (in revenue)
Pro Rata Share Unconsolidated Affiliates	_______________	_______________

EBITDA
Capital Item allowance ($.30 sf/year)	_______________	_______________
Adjusted EBITDA

Franklin Street Properties Corp.
Financial Covenants

Quarterly Debt Service
_________________ [Date]

Mortgageability Amount:		Unsecured Indebtedness
Principal (average daily balance during quarter)		$
1 Month Eurodollar Rate + Eurodollar Rate Margin & Facility Fee:	%
10 year US Treasury + 300 bp (estimate)%
Rate at end of quarter	%
Fixed rate as defined	7.5%
Rate used for calculation (highest of above)
Amortization period (months)		360
Monthly Payment
Months in test period		3
Debt service:		________________

1 Month Eurodollar Rate + Eurodollar Rate Margin & Facility Fee
1 Month Eurodollar Rate
Facility Fee (a)
Eurodollar Margin (a)
Total
(a) Based on covenant leverage ratio (Maximum Leverage Ratio) grid

Franklin Street Properties Corp.
Property NOI
_________________ [Date]

						Actual	Actual
					Cost	Q_ NOI	Q_ NOI
	Name	City	State	S.F.	Most Recent FQ	Most Recent FQ	Same Quarter Prior Year

				-	-	-	-

Unencumbered NOI
	Property NOI for the quarter					-	-
Less: Capital Item allowance ($.30 sf/year, including acquisitions)
(a)	Adjustment for management fees to 3%
						-	-

	Property NOI for the quarter					-	-
	Less: New acquisitions (if less than 4 quarters)					-	-
Less: Capital Item allowance ($.30 sf/year, including acquisitions)
(a)	Adjustment for management fees to 3%
	NOI for Unencumbered Asset Value calculation					-	-

	Cap rate per loan agreement					8.0%	8.0%

Value of the Properties:
	Calculated above					-	-
	Acquisitions at cost					-	-
	Unencumbered Asset Value					-	-

Encumbered NOI

(a)	NOI is net of actual management fees paid, adjustment is to (increase)/decrease fees to 3% level

Franklin Street Properties Corp.
Management Fee Calculation3
_________________ [Date]

	9 Months	6 Months	3 Months

Calculation:
Total rental revenue for 10-Q

Excluded revenues:
Amort - Favorable lease			-
Lease Induce/Rent reduct			-
FASB 13 Revenue			-
Total excluded revenues	-	-	-

Gross revenues	$ -	$ -	$ -

3% of Gross Revenues	$ -	$ -	$ -

Less Actual management fees charged:

Adjustment required	$ -	$ -	$ -

___________________

3 To be adjusted as appropriate to determine management fees for the quarter.

Franklin Street Properties Corp.
Pricing Grid
_________________ [Date]

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 6.02(b)(i):

Leverage Ratio	Eurodollar Rate Margin and Letters of Credit	Base Rate Margin	Facility Fee
< 25%	135.0 bps	35.0 bps	20.0 bps
> 25% and < 35%	140.0 bps	40.0 bps	25.0 bps
> 35% and < 45%	145.0 bps	45.0 bps	30.0 bps
> 45% and < 55%	165.0 bps	65.0 bps	35.0 bps
> 55%	190.0 bps	90.0 bps	40.0 bps

If elected in accordance with the provisions of the definition of “Applicable Rate” in the Agreement, the Applicable Rate shall be as provided in the following grid.

Level	Credit Rating	Eurodollar Rate Margin and Letters of Credit	Base Rate Margin	Facility Fee
I	A-/A3 (or higher)	100.0 bps	0.0 bps	15.0 bps
II	BBB+/Baa1	105.0 bps	5.0 bps	20.0 bps
III	BBB/Baa2	120.0 bps	20.0 bps	25.0 bps
IV	BBB-/Baa3	145.0 bps	45.00 bps	30.0 bps
V	<BBB-/Baa3	185.0 bps	85.0bps	40.0 bps

EXHIBIT E-2

FORM OF PRO FORMA COMPLIANCE CERTIFICATE

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. (“FSP”) and certain Wholly-Owned Subsidiaries of FSP from time to time party thereto (collectively, the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of FSP, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower.

1.	Pursuant to Section [6.12(b)/6.12(c)] of the Agreement, the Borrower requests the following release: ______________ (the “Release”).1
2.	The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a pro forma analysis based on [audited/unaudited] financial statements of the Borrower for the calendar year/quarter ending _______________ of the effect of the Release on the financial covenants set forth in Section 7.11 of the Agreement (the “Pro Forma Analysis”).
3.	Based on the Pro Forma Analysis, immediately before and immediately after the Release, the Borrower will be in compliance with the covenants set forth in Section 7.11 of the Agreement.
4.	To the knowledge of the undersigned, immediately prior to such Release and immediately following such Release, no Default or Event of Default exists or will exist under the Agreement or any of the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

BORROWER:	Franklin Street Properties Corp., a Maryland corporation By: ________________________________ Name: Title:

__________________

1 Describe requested release of Borrower and/or Property. Include basis thereof, including for any applicable Property being disposed of, the estimated purchase price, and for any Borrower becoming an Excluded Subsidiary by virtue of Indebtedness, the amount of such Indebtedness.

Exhibit E-2 – Page 1

Form of Pro Forma Compliance Certificate

EXHIBIT F-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]2 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

5.	Assignor[s]:	______________________________

______________________________

6.	Assignee[s]:	______________________________

______________________________
[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

7.	Borrower(s):	Franklin Street Properties Corp. and certain Wholly-Owned Subsidiaries thereof.

___________________

2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit F-1 – 1

Form of Assignment and Assumption

8.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
9.	Credit Agreement: Amended and Restated Credit Agreement, dated as of September ___, 2012, among Franklin Street Properties Corp. and certain Wholly-Owned Subsidiaries thereof from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender
10.	Assigned Interest[s]:

Revolving Loan(s)

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment for all Lenders4	Amount of Commitment Assigned	Percentage Assigned of Commitment8	CUSIP Number

		Revolver Loan Commitment (and related Swing Line Loan and Letter of Credit Commitments)	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

Term Loan

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment for all Lenders[5]	Amount of Commitment Assigned	Percentage Assigned of Commitment[4]	CUSIP Number

		Term Loan Commitment	$________________	$_________	____________%
		____________	$________________	$_________	____________%

________________

4 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F-1 – 2

Form of Assignment and Assumption

11.     [Trade Date:     __________________]6

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

______________________

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F-1 –3

Form of Assignment and Assumption

ASSIGNOR: [NAME OF ASSIGNOR] By: ___________________________ Title: ________________________
ASSIGNEE: [NAME OF ASSIGNEE] By: ___________________________ Title: ________________________
[Consented to and]7 Accepted: BANK OF AMERICA, N.A., as Administrative Agent By: ___________________________ Title: ________________________
[Consented to:]8 By: ___________________________ Title: ________________________

__________________

10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

11 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit F-1 –4

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

FRANKLIN STREET PROPERTIES CORP. –CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.      Representations and Warranties.

1.1      Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [[the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2      Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to New York’s principles of conflicts of law).

Exhibit F-1 – 5

Form of Assignment and Assumption

EXHIBIT F-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Administrative Details Reply Form

FAX ALONG WITH COMMITMENT LETTER TO:	Marvin Sensabaugh, FAX#: 704.719.8705
Cheryl Bailey, FAX#: 617.346.4670

I. Borrower Name	Franklin Street Properties Corp
$500,000,000 Senior Unsecured Revolving Credit Facility
$400,000,000 Senior Unsecured Term Facility

II. Legal Name of Lender for Signature Page:
III. Name of Lender for any eventual tombstone:
IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information

	Credit Contact	Operations Contact	Legal Counsel
Name:
Title:
Address:

Telephone:
Facsimile:
E Mail Address:

Exhibit F-2 – Page 1
Form of Administrative Questionnaire

	Bid Contact	L/C Contact	Draft Documentation Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E Mail Address:

VII. Lender’s Fed Wire Payment Instructions

Pay to:
(Name of Lender)
	(ABA#)	(City/State)
	(Account #)	(Account Name)
(Attention)

VIII. Organizational Structure:

Foreign Br., organized under which laws, etc.
Lender’s Tax ID:

Tax withholding Form Attached (For Foreign Buyers)
[___]	Form W-9
[___]	Form W-8
[___]	Form 4224 effective: ____________________
[___]	Form 1001
[___]	W/Hold _________% Effective ________________
[___]	Form 4224 on file with Bank of America from previous current years transaction ___________________

Exhibit F-2 – Page 2
Form of Administrative Questionnaire

IX. Bank of America Payment Instructions:

Pay to:	Bank of America’s Wiring Instructions

Bank of America

ABA # 026009593

Credit: G/L Account # 1366211723000

For Further Credit to: Franklin Street Properties

RE: Obligor # 656275

ATTN: Cheryl Bailey/Clare O’Connor

X. Name of Authorized Officer:
Name:
Signature:
Date:

Exhibit F-2 – Page 3
Form of Administrative Questionnaire

EXHIBIT G

FORM OF JOINDER

Reference is made to the Amended and Restated Credit Agreement, dated as of September ___, 2012 (as from time to time amended and in effect, the “Credit Agreement”), among Franklin Street Properties Corp. (“FSP”), those other Borrowers listed on Schedule 1 (as amended) of the Credit Agreement (collectively, the “Borrower”) which from time to time are a party to the Credit Agreement, Bank of America, N.A. as Administrative Agent (the “Administrative Agent”) and the other Lenders party to the Credit Agreement (collectively, such Lenders with the Administrative Agent, the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

In consideration of and as an inducement to the Lender continuing to provide financing under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________________ (the “Additional Borrower”), a Wholly-Owned Subsidiary of FSP, hereby acknowledges and agrees to the terms and conditions of the Credit Agreement, each Revolver Note, each Term Note and each Issuer Document, joins in the agreements of the Borrower under the Credit Agreement, each Revolver Note, each Term Note and each Issuer Document and agrees that all Obligations of the Borrower under the Loan Documents shall be the obligations, jointly and severally, of the Additional Borrower with the same force and effect as if the Additional Borrower was originally a Borrower under the Credit Agreement and an original signatory to the Credit Agreement and each Revolver Note and each Term Note and each Issuer Document. Furthermore, the Additional Borrower shall have all the liabilities and obligations of a maker under each Revolver Note and each Term Note.

The Additional Borrower further agrees that its liability hereunder is direct and primary and may be enforced by the Lender before or after proceeding against any other Borrower.

The undersigned hereby represents and warrants to the Lender that it has the complete right, power and authority to execute and deliver this Joinder Agreement and, to perform all of the obligations hereunder and the Obligations under the Loan Documents. This Joinder Agreement shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

Exhibit G – Page 1
Form of Joinder

Executed as a sealed instrument as of the __ day of __________, ______.

____________________________

By: ________________________

Its: _________________________

By:____________________

     Name: ________________

     Its: __________________

Acknowledged and Agreed:

Franklin Street Properties Corp., as agent for each Borrower

By:     _____________________(SEAL)

Exhibit G – Page 2
Form of Joinder

EXHIBIT H

CERTIFICATE TO ACCOMPANY REQUEST FOR CREDIT EXTENSION

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September ___, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Franklin Street Properties Corp. (“FSP”) and certain Wholly-Owned Subsidiaries of FSP from time to time party thereto (collectively, the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of FSP, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

1.	To the knowledge of the undersigned, no Default or Event of Default exists under the Agreement or any of the other Loan Documents or would result from such proposed Credit Extension or from the application of the proceeds thereof.

2.	The representations and warranties of the Borrower contained in Article V of the Agreement are true and correct in all material respects on and as of the date hereof, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) except that (i) the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and (ii) the representations and warranties contained in Section 5.13(a) refer to the most recent update to Schedule 5.13(a) furnished pursuant to Section 6.02(a)(ii), and are true and correct in all material respects as of the effective date of such update, and (iii) the representations and warranties contained in the first and second sentences of Section 5.21 refer to the most recent update to Schedule 5.21 furnished pursuant to Section 6.02(a)(i), and are true and correct in all material respects as of the effective date of such update.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

BORROWER:	Franklin Street Properties Corp., a Maryland corporation By: ________________________________ Name: Title:

SCHEDULE 1

BORROWER ENTITIES

Material Subsidiaries of Franklin Street Properties Corp. as of September __, 2012

Name	Jurisdiction of Organization

FSP 121 South Eighth Street LLC	Delaware
FSP 1410 East Renner Road LLC	Delaware
FSP 380 Interlocken Corp.	Delaware
FSP 390 Interlocken LLC	Delaware
FSP 4807 Stonecroft Boulevard LLC	Delaware
FSP 4820 Emperor Boulevard LLC	Delaware
FSP 909 Davis Street LLC	Delaware
FSP Addison Circle Corp.	Delaware
FSP Addison Circle Limited Partnership	Texas
FSP Addison Circle LLC	Delaware
FSP Blue Lagoon Drive Corp.	Delaware
FSP Blue Lagoon Drive LLC	Delaware
FSP Collins Crossing Corp.	Delaware
FSP Collins Crossing Limited Partnership	Texas
FSP Collins Crossing LLC	Delaware
FSP Dulles Virginia LLC	Delaware
FSP East Baltimore Street LLC	Delaware
FSP Eden Bluff Corporate Center I LLC	Delaware
FSP Eldridge Green Corp.	Delaware
FSP Eldridge Green Limited Partnership	Texas
FSP Eldridge Green LLC	Delaware
FSP Emperor Boulevard Limited Partnership	Delaware
FSP Forest Park IV LLC	Delaware
FSP Forest Park IV NC Limited Partnership	North Carolina
FSP Greenwood Plaza Corp.	Delaware
FSP Hillview Center Limited Partnership	Massachusetts
FSP Holdings LLC	Delaware
FSP Innsbrook Corp.	Delaware
FSP Investments LLC	Massachusetts
FSP Lakeside Crossing I LLC	Delaware

FSP Legacy Tennyson Center LLC	Delaware
FSP Liberty Plaza Limited Partnership	Texas
FSP Montague Business Center Corp.	Delaware
FSP Northwest Point LLC	Delaware
FSP One Legacy Circle LLC	Delaware
FSP One Overton Park LLC	Delaware
FSP One Ravinia Drive LLC	Delaware
FSP Park Seneca Limited Partnership	Massachusetts
FSP Park Ten Development Corp.	Delaware
FSP Park Ten Development LLC	Delaware
FSP Park Ten Limited Partnership	Texas
FSP Park Ten LLC	Delaware
FSP Park Ten Phase II Limited Partnership	Texas
FSP Property Management LLC	Massachusetts
FSP Protective TRS Corp.	Massachusetts

FSP River Crossing LLC	Delaware
FSP Southfield Centre Limited Partnership	Massachusetts
FSP Willow Bend Office Center Corp.	Delaware
FSP Willow Bend Office Center Limited Partnership	Texas
FSP Willow Bend Office Center LLC	Delaware

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolver Loan Commitment	Applicable Revolver Percentage
Bank of America, N.A.	$108,333,333.33	21.666666667%
Bank of Montreal	$ 69,444,444.44	13.888888889%
Regions Bank	$ 69,444,444.44	13.888888889%
RBS Citizens, National Association	$ 55,555,555.56	11.111111111%
BBVA Compass	$ 47,222,222.22	9.444444444%
PNC Bank, National Association	$ 47,222,222.22	9.444444444%
U.S. Bank National Association	$ 33,333,333.33	6.666666667%
Capital One, N.A.	$ 27,777,777.78	5.555555556%
TD Bank, N.A.	$ 27,777,777.78	5.555555556%
Branch Banking and Trust Company	$ 13,888,888.89	2.777777778%
Total	$500,000,000.00	100.000000000%

Lender	Term Loan Commitment	Applicable Term Loan Percentage
Bank of America, N.A.	$86,666,666.67	21.666666667%
Bank of Montreal	$55,555,555.56	13.888888889%
Regions Bank	$55,555,555.56	13.888888889%
RBS Citizens, National Association	$44,444,444.44	11.1111111111%
BBVA Compass	$37,777,777.78	9.444444444%
PNC Bank, National Association	$37,777,777.78	9.444444444%
U.S. Bank National Association	$26,666,666.67	6.666666667%
Capital One, N.A.	$22,222,222.22	5.555555556%
TD Bank, N.A.	$22,222,222.22	5.555555556%
Branch Banking and Trust Company	$11,111,111.11	2.777777778%
Total	$400,000,000.00	100.000000000%

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

None

SCHEDULE 5.06

LITIGATION

None

SCHEDULE 5.09

ENVIRONMENTAL DISCLOSURE ITEMS

None

SCHEDULE 5.12(d)

PENSION PLAN OBLIGATIONS

None

SCHEDULE 5.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

Part (a).     Subsidiaries.

	Name	Form of Entity	Jurisdiction of Organization
1.	FSP 121 South Eighth Street LLC	limited liability company	Delaware
2.	FSP 1410 East Renner Road LLC	limited liability company	Delaware
3.	FSP 380 Interlocken Corp.	corporation	Delaware
4.	FSP 390 Interlocken LLC	limited liability company	Delaware
5.	FSP 4807 Stonecroft Boulevard LLC	limited liability company	Delaware
6.	FSP 4820 Emperor Boulevard LLC	limited liability company	Delaware
7.	FSP 801 Marquette Avenue LLC	limited liability company	Delaware
8.	FSP Addison Circle Corp.	corporation	Delaware
9.	FSP Addison Circle Limited Partnership	limited partnership	Texas
10.	FSP Addison Circle LLC	limited liability company	Delaware
11.	FSP Blue Lagoon Drive Corp.	corporation	Delaware
12.	FSP Blue Lagoon Drive LLC	limited liability company	Delaware
13.	FSP Emperor Boulevard Limited Partnership	limited partnership	Delaware
14.	FSP Collins Crossing Corp.	corporation	Delaware
15.	FSP Collins Crossing Limited Partnership	limited partnership	Texas
16.	FSP Collins Crossing LLC	limited liability company	Delaware
17.	FSP Dulles Virginia LLC	limited liability company	Delaware
18.	FSP East Baltimore Street LLC	limited liability company	Delaware
19.	FSP Eden Bluff Corporate Center I LLC	limited liability company	Delaware
20.	FSP Eldridge Green Corp.	corporation	Delaware
21.	FSP Eldridge Green Limited Partnership	limited partnership	Texas
22.	FSP Eldridge Green LLC	limited liability company	Delaware
23.	FSP Forest Park IV LLC	limited liability company	Delaware
24.	FSP Forest Park IV NC Limited Partnership	limited partnership	North Carolina

25.	FSP Greenwood Plaza Corp.	corporation	Delaware
26.	FSP Hillview Center Limited Partnership	limited partnership	Massachusetts
27.	FSP Holdings LLC	limited liability company	Delaware
28.	FSP Innsbrook Corp.	corporation	Delaware
29.	FSP Investments LLC	limited liability company	Massachusetts
30.	FSP Lakeside Crossing I LLC	limited liability company	Delaware
31.	FSP Legacy Tennyson Center LLC	limited partnership	Texas
32.	FSP Liberty Plaza Limited Partnership	limited partnership	Texas
33.	FSP Montague Business Center Corp.	corporation	Delaware
34.	FSP Northwest Point LLC	limited liability company	Delaware
35.	FSP One Overton Park LLC	limited liability company	Delaware
36.	FSP One Legacy Circle LLC	limited liability company	Delaware
37.	FSP Park Seneca Limited Partnership	limited partnership	Massachusetts
38.	FSP Park Ten Development Corp.	corporation	Delaware
39.	FSP Park Ten Development LLC	limited liability company	Delaware
40.	FSP Park Ten Limited Partnership	limited partnership	Texas
41.	FSP Park Ten LLC	limited liability company	Delaware
42.	FSP Park Ten Phase II Limited Partnership	limited partnership	Texas
43.	FSP Property Management LLC	limited liability company	Massachusetts
44.	FSP Protective TRS Corp.	corporation	Massachusetts
45.	FSP REIT Protective Trust	trust	Massachusetts
46.	FSP River Crossing LLC	limited liability company	Delaware
47.	FSP Southfield Centre Limited Partnership	limited partnership	Massachusetts
48.	FSP Willow Bend Office Center Corp.	corporation	Delaware
49.	FSP Willow Bend Office Center LLC	limited liability company	Delaware
50.	FSP Willow Bend Office Center Limited Partnership	limited partnership	Texas
51.	FSP 909 Davis Street LLC	limited liability company	Delaware
52.	FSP One Ravinia Drive LLC	limited liability company	Delaware

Part (b).     Sponsored REITs

Sponsored REIT Name	Form of Entity	Jurisdiction of Organization
FSP 1441 Main Street Corp.	corporation	Delaware
FSP 1441 Main Street LLC	limited liability company	Delaware
FSP 1441 Main Street TRS Corp.	corporation	Delaware
FSP 1441 Main Street Trust	trust	Delaware
FSP 303 East Wacker Drive Corp.	corporation	Delaware
FSP 303 East Wacker Drive LLC	limited liability company	Delaware
FSP 385 Interlocken Development Corp.	corporation	Delaware
FSP 385 Interlocken LLC	limited liability company	Delaware
FSP 50 South Tenth Street Corp.	corporation	Delaware
FSP 50 South Tenth Street LLC	limited liability company	Delaware
FSP 505 Waterford Corp.	corporation	Delaware
FSP 5601 Executive Drive Corp.	corporation	Delaware
FSP 5601 Executive Drive Limited Partnership	limited partnership	Texas
FSP 5601 Executive Drive LLC	corporation	Delaware
FSP Centre Point V Corp.	corporation	Delaware
FSP Centre Point V LLC	limited liability company	Delaware

FSP Energy Tower I Corp.	corporation	Delaware
FSP Energy Tower TRS Corp.	corporation	Delaware
FSP Energy Tower I Limited Partnership	limited partnership	Texas
FSP Energy Tower I LLC	limited liability company	Delaware
FSP Galleria North Corp.	corporation	Delaware
FSP Galleria North Limited Partnership	limited partnership	Texas
FSP Galleria North LLC	limited liability company	Delaware
FSP Grand Boulevard Corp.	corporation	Delaware
FSP Grand Boulevard LLC	limited liability company	Delaware
FSP Highland Place I Corp.	corporation	Delaware

Sponsored REIT Name	Form of Entity	Jurisdiction of Organization
FSP Lakeside Crossing II LLC	limited liability company	Delaware
FSP Monument Circle Corp.	corporation	Delaware
FSP Monument Circle LLC	limited liability company	Delaware
FSP Phoenix Tower Corp.	corporation	Delaware
FSP Phoenix Tower Limited Partnership	limited partnership	Texas
FSP Phoenix Tower LLC	limited liability company	Delaware

FSP Satellite Place Corp.	corporation	Delaware
FSP Union Centre Corp.	corporation	Delaware
FSP Union Centre LLC	limited liability company	Delaware

SCHEDULE 5.21

UNENCUMBERED ASSET POOL PROPERTIES

121 SOUTH EIGHTH STREET

121 South Eighth Street and 801 Marquette Avenue

Minneapolis, MN 55403

380 INTERLOCKEN

380 Interlocken Crescent Blvd.

Broomfield, CO 80021

390 INTERLOCKEN

390 Interlocken Crescent Blvd.

Broomfield, CO 80021

ADDISON CIRCLE

15601 Dallas Pkwy.

Addison, TX 75001

BLUE LAGOON DRIVE

5505 Blue Lagoon Drive

Miami, FL 33126

CENTENNIAL TECHNOLOGY CENTER

4820, 4920 Centennial Blvd

Colorado Springs, CO 80919

COLLINS CROSSING

1500, 1600 Greenville Ave.

Richardson, TX 75080

DULLES VIRGINIA

45925 Horseshoe Drive

Dulles, VA 20166

EAST BALTIMORE STREET

120 East Baltimore St.

Baltimore, MD 21202

EDEN BLUFF CORPORATE CENTER I

14800 Charlson Road

Eden Prairie, MN 55344

ELDRIDGE GREEN

1293 Eldridge Pkwy.

Houston, TX 77027

FEDERAL WAY

501, 505 South 336th St.

Federal Way, WA 98003

FOREST PARK IV

600 Forest Point Circle

Charlotte, NC 28273

GREENWOOD PLAZA

6550 and 6560 Greenwood Plaza Blvd.

Englewood, CO 80111

HILLVIEW CENTER

678-686 Hillview Drive

Milpitas, CA 95035

INNSBROOK

5600, 5620, 5640 Cox Rd.

Glen Allen, VA 23060

LAKESIDE CROSSING I

2291 Ball Drive

Maryland Heights, MO 63146

LIBERTY PLAZA

5055, 5057 Keller Springs Rd.

Addison, TX 75001

MEADOW POINT

14151 Park Meadow Dr.

Chantilly, VA 20151

MONTAGUE BUSINESS CENTER

2730-2760 Junction Avenue

408-410 East Plumeria Drive

San Jose, CA 95134

NORTHWEST POINT

50 Northwest Point Rd.

Elk Grove Village, IL 60005

ONE OVERTON PARK

3625 Cumberland Boulevard

Atlanta, GA 30339

PARK SENECA

1515 Mockingbird Lane

Charlotte, NC 28209

PARK TEN

16285 Park Ten Place

Houston, TX 77084

PARK TEN PHASE II

16295 Park Ten Place

Houston, TX 77084

RIVER CROSSING

3815, 3925 River Crossing Pkwy.

Indianapolis, IN 46240

SOUTHFIELD CENTRE

1800 W. Nine Mile Rd.

Southfield, MI 48075

4807 STONECROFT BOULEVARD

4807 Stonecroft Boulevard

Chantilly, VA 20151

TIMBERLAKE

1370, 1390 Timberlake Manor Pkwy.

Chesterfield, MO 63017

TIMBERLAKE EAST

1350 Timberlake Manor Pkwy.

Chesterfield, MO 63017

WILLOW BEND OFFICE CENTER

2740 N. Dallas Pkwy.

Plano, TX 75093

EMPEROR BOULEVARD

4820 Emperor Boulevard

Durham, NC 27703

909 DAVIS STREET

909 Davis Street

Evanston, IL 60201

LEGACY TENNYSON

5100 & 5160 Tennyson Parkway

Plano, TX 75024

EAST RENNER ROAD

1410 East Renner Road

Richardson, TX 75082

ONE LEGACY CIRCLE

7500 Dallas Parkway

Plano, TX 75024

ONE RAVINIA DRIVE

One Ravinia Drive

Atlanta, Georgia 30346

SCHEDULE 7.02(g)

INVESTMENTS

None

SCHEDULE 7.08

TRANSACTIONS WITH AFFILIATES

None

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWERS:

c/o Franklin Street Properties Corp.

401 Edgewater Place, Suite 200

Wakefield, Massachusetts 01880-6210

Attention: Chief Financial Officer

Telephone: (781) 557-1300 [(781) 557-1341]

Facsimile: (781) 246-2807

Electronic Mail: jdemeritt@franklinstreetproperties.com

With an electronic mail copy to: bfournier@franklinstreetproperties.com, scarter@franklinstreetproperties.com, gcarter@franklinstreetproperties.com, jdemeritt@franklinstreetproperties.com

With a copy to:	WilmerHale
60 State Street
Boston, Massachusetts 02109
Attention: Kenneth Hoxsie, Esq.
Telephone: (617) 526-6681
Telecopier: (617) 526-6000
Electronic Mail:kenneth.hoxsie@wilmerhale.com

[Administrative Agent; L/C Issuer and Swing Line Lender addresses on following page(s)]

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Borrowings):

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Gerardine Hawe
Telephone: 617 346-5240
Telecopier : 617 346-4670
Electronic Mail:     gerardine.hawe@baml.com

And

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Clare M. O’Connor
Telephone: 617 346-0121
Telecopier : 617 346-4670
Electronic Mail:     clare.m.o’connor@baml.com

ABA #0260-0959-3
GL#1366211723000
Account Name:  GA incoming Wire Account
Reference: Franklin Street Properties/ Obligor #656275
Attn: Gerardine Hawe/ William White

Other Notices as Administrative Agent:
Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Gerardine Hawe
Telephone: 617 346-5240
Telecopier : 617 346-4670
Electronic Mail:     gerardine.hawe@baml.com

And

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Clare M. O’Connor
Telephone: 617 346-0121
Telecopier : 617 346-4670
Electronic Mail:     clare.m.o’connor@baml.com

With a copy to:	Goulston & Storrs, PC
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James Lerner, Esq.
Telephone: (617) 574-3525
Telecopier: (617) 574-7607
Electronic Mail: jlerner@goulstonstorrs.com

L/C ISSUER:

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Gerardine Hawe
Telephone: 617 346-5240
Telecopier : 617 346-4670
Electronic Mail:     gerardine.hawe@baml.com

And

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Clare M. O’Connor
Telephone: 617 346-0121
Telecopier : 617 346-4670
Electronic Mail:     clare.m.o’connor@baml.com

With a copy to:	Goulston & Storrs, PC
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James Lerner, Esq.
Telephone: (617) 574-3525
Telecopier: (617) 574-7607
Electronic Mail: jlerner@goulstonstorrs.com

SWING LINE LENDER:

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Gerardine Hawe
Telephone: 617 346-5240
Telecopier : 617 346-4670
Electronic Mail:     gerardine.hawe@baml.com

And

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Clare M. O’Connor
Telephone: 617 346-0121
Telecopier : 617 346-4670
Electronic Mail:     clare.m.o’connor@baml.com

ABA #0260-0959-3
GL#1366211723000
Account Name:  GA incoming Wire Account
Reference: Franklin Street Properties/ Obligor #656275
Attn: Gerardine Hawe/ William White

With a copy to:	Goulston & Storrs, PC
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James Lerner, Esq.
Telephone: (617) 574-3525
Telecopier: (617) 574-7607
Electronic Mail: jlerner@goulstonstorrs.com

LENDERS:

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Gerardine Hawe
Telephone: 617 346-5240
Telecopier : 617 346-4670
Electronic Mail:     gerardine.hawe@baml.com

And

Bank of America, N.A.
225 Franklin Street
MA1 225-02-04
Boston, MA 02110
Attn:     Clare M. O’Connor
Telephone: 617 346-0121
Telecopier : 617 346-4670
Electronic Mail:     clare.m.o’connor@baml.com

With a copy to:	Goulston & Storrs, PC
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James Lerner, Esq.
Telephone: (617) 574-3525
Telecopier: (617) 574-7607
Electronic Mail: jlerner@goulstonstorrs.com

RBS Citizens, National Association
28 State Street
Boston, MA 02108
Attn:     Lisa M. Greeley
Telephone: 617 725-5602
Telecopier : 617 725-5695
Electronic Mail:     Lisa.M.Greeley@rbscitizens.com

BBVA Compass
8080 N. Central Expy, Ste. 310
Dallas, Texas 75206
Attn:     Katie Morrow
Telephone: 214-360-8856
Telecopier: ___________
Electronic Mail:     Katie.morrow@bbvacompass.com

PNC Bank, National Association
1600 Market Street, 30th Floor
Philadelphia, Pennsylvania 19103
Attn:     Andrew D. Coler
Telephone: 215 585-6068
Telecopier: 215 585-5806
Electronic Mail:     Andrew.coler@pnc.com

Regions Bank
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attn:     Paul E. Burgan
Telephone: 404 995-7648
Telecopier: 404 279-7475
Electronic Mail:     Paul.Burgan@Regions.com

U.S. Bank National Association
One Federal Street, 9th Floor
Boston, Massachusetts 02110
Attn:     David W. Heller
Telephone: 617 603.7657
Telecopier: 617 603.7645
Electronic Mail:     dave.heller@usbank.com

Capital One, N.A.
1680 Capital One Drive, 10th Floor
McLean, Virginia 22102
Attn:     Frederick H. Denecke
Telephone: 703.720.6760
Telecopier: 703.720.2026
Electronic Mail:     Frederick.denecke@capitalone.com

Branch Banking and Trust Company
200 W. Second Street, 16th Floor
Winston Salem, North Carolina 27101
Attn: Ahaz Armstrong
Telephone: 336 733-2575
Telecopier: 336 733-2740
Electronic Mail:     Ahaz.armstrong@bbandt.com

TD Bank, N.A.
200 State Street, 8th Floor
Boston, Massachusetts 02109-2605
Attn:     Scott Wisdom
Telephone: 617.737.3641
Telecopier : 617.737.0238
Electronic Mail:     scott.wisdom@td.com

Bank of Montreal
115 S. LaSalle Street, 35th Floor-West
Chicago, Illinois 60603
Attn: Lloyd Baron
Telephone: 312.461.6812
Telecopier: 312.461.2968
Electronic Mail:      Lloyd.baron@bmo.com

SCHEDULE 10.06(b)(v)

COMPETITORS OF BORROWER

Boston Properties, Inc.

Brandywine Realty Trust

Brookfield Office Properties, Inc.

Camden Property Trust

CB Richard Ellis Group, Inc

CommonWealth REIT

Corporate Office Properties Trust

Douglas Emmett, Inc.

DTC Real Estate

Duke Realty Corporation

Equity Office Management, L.L.C.

Equity Residential

Highwoods Properties, Inc.

Kilroy Realty Corporation

Lexington Realty Trust

Liberty Property Trust

Mack-Cali Realty Corporation

MPG Office Trust, Inc.

Parkway Properties, Inc.

PS Business Parks, Inc.

Simon Property Group Inc.

SL Green Realty Corp.

Stifel Nicolaus & Co.

Vornado Realty Trust

Washington Real Estate Investment Trust

W.P. Carey & Co., LLC

Exhibit H
Form of Certificate to Accompany Request for Credit Extension